                                                                    Exhibit 2.7

                            STOCK PURCHASE AGREEMENT


                                      AMONG



                          ALGER HEALTH SERVICES, INC.,

                                  THE COMPANY,



                         THE SHAREHOLDERS NAMED HEREIN,

                                THE SHAREHOLDERS,



                     INSTITUTIONAL PHARMACY SERVICES, INC.,

                                   THE BUYER,


                                       AND


                        CAPSTONE PHARMACY SERVICES, INC.,

                                   THE PARENT



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                                TABLE OF CONTENTS

ARTICLE I. PURCHASE AND SALE.........................................................1
         1.1      Purchase and Sale..................................................1
         1.2      Assets at Closing..................................................2
         1.3      Excluded Items.....................................................3
         1.4      Continuing Contracts, Leases and Liabilities.......................3
         1.5      Delivery of Stock..................................................4

ARTICLE II. RECEIVABLES..............................................................5
         2.1      Collection of Receivables..........................................5

ARTICLE III. PURCHASE PRICE..........................................................5
         3.1      Purchase Price.....................................................5

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF
                  THE SHAREHOLDERS...................................................5
         4.1      Organization, Qualification and Authority..........................6
         4.2      Capitalization and Stock Ownership.................................6
         4.3      Absence of Default.................................................7
         4.4      Financial Statements...............................................7
         4.5      Operations Since October, 31 1996 .................................8
         4.6      Absence of Certain Liabilities.....................................9
         4.7      Employment Discrimination..........................................9
         4.8      Licenses and Permits..............................................10
         4.9      Medicare, Medicaid and Other Third-Party Payors...................10
         4.10     Compliance with Zoning, Land Use and Other Laws; Easements........11
         4.11     Title to Assets...................................................11
         4.12     Leases and Contracts..............................................12
         4.13     Environmental Matters.............................................13
         4.14     Miscellaneous Representations Relating to Real Estate.............15
         4.15     Litigation........................................................15
         4.16     Company Employees.................................................15
         4.17     Labor Relations...................................................16
         4.18     Insurance.........................................................16
         4.19     Broker's or Finder's Fee..........................................17
         4.20     Conflicts of Interest.............................................17
         4.21     Intellectual Property.............................................17
         4.22     Inventories.......................................................17
         4.23     Motor Vehicles....................................................17
         4.24     Employee Benefit Plans............................................17
         4.25     Compliance with Healthcare and Other Laws.........................18
         4.26     Condition of Assets...............................................19
         4.27     WARN Act..........................................................19
         4.28     Tax Returns; Taxes................................................19
         4.29     Stock Value; Operating Targets....................................19

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
         4.30     Beds Under Contract...............................................20
         4.31     No Omissions or Misstatements.....................................20

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF BUYER..................................20
         5.1      Organization, Qualification and Authority.........................20
         5.2      Absence of Default................................................21
         5.3      Broker's or Finder's Fee..........................................21

ARTICLE VI. COVENANTS OF PARTIES....................................................21
         6.1      Preservation of Business and Assets...............................21
         6.2      Absence of Material Change........................................22
         6.3      Access to Books and Records.......................................22
         6.4      Medicare and Medicaid Reporting...................................23
         6.5      Preserve Accuracy of Representations and Warranties...............23
         6.6      Maintain Books and Accounting Practices...........................24
         6.7      Indebtedness; Liens...............................................24
         6.8      Compliance with Laws and Regulatory Consents......................24
         6.9      Maintain Insurance Coverage.......................................24
         6.10     No Sale, Merger or Consolidation..................................25
         6.11     Guarantors and Sureties...........................................25

ARTICLE VII. CLOSING................................................................25
         7.1      Closing...........................................................25
         7.2      Shareholders' Representative......................................25


         ARTICLE VIII. COMPANY'S AND SHAREHOLDERS'
         CONDITIONS TO CLOSE........................................................26
         8.1      Representations and Warranties True at Closing; Compliance
                  with Agreement....................................................26
         8.2      No Action/Proceeding..............................................26
         8.3      Order Prohibiting Transaction.....................................26
         8.4      [Reserved]........................................................26
         8.5      Employment Agreements.............................................26

ARTICLE IX. BUYER'S CONDITIONS TO CLOSE.............................................26
         9.1      Representations and Warranties True at Closing; Compliance with
                  Agreement.........................................................27
         9.2      Regulatory Approvals..............................................27
         9.3      No Action/Proceeding..............................................27
         9.4      Inspection of Assets; U.C.C. Searches, etc........................27
         9.5      Order Prohibiting Transaction.....................................27
         9.6      [Reserved.........................................................27
         9.7      Non-Competition Agreements........................................27
         9.8      Employment Agreements.............................................28
         9.9      Stock Value; Operating Targets....................................28

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
         9.10     Beds Under Contract...............................................28
         9.11     Third Party Consents; Releases....................................28

ARTICLE X. OBLIGATIONS OF COMPANY AND SHAREHOLDERS
            AT CLOSING..............................................................28
         10.1     Documents Relating to Title.......................................28
         10.2     Possession........................................................29
         10.3     Opinion of Counsel................................................29
         10.4     Corporate Good Standing and Corporate Resolution..................29
         10.5     [Reserved]........................................................29
         10.6     Third Party Consents..............................................29
         10.7     Releases..........................................................29
         10.8     Additionally Requested Documents; Post-Closing Assistance.........29
         10.9     Confidentiality, Non-Competition and Employment Agreements........30
         10.10    Assumption Agreement..............................................30

ARTICLE XI. OBLIGATIONS OF BUYER AT CLOSING.........................................30
         11.1     Purchase Price....................................................30
         11.2     Corporate Good Standing and Certified Board Resolutions...........30
         11.3     [Reserved]........................................................30
         11.4     Opinion of Buyer's Counsel........................................30
         11.5     Employment Agreements.............................................30

ARTICLE XII. OPINION OF BUYER'S COUNSEL.............................................30

ARTICLE XIII. SURVIVAL OF PROVISIONS AND INDEMNIFICATION............................31
         13.1     Survival..........................................................31
         13.2     Indemnification by Shareholders...................................31
         13.3     Indemnification by Company, Buyer, and Parent.....................32
         13.4     Rules Regarding Indemnification...................................32

ARTICLE XIV. PRESERVATION OF BUSINESS
         AND NONCOMPETE RESTRICTIONS................................................34
         14.1     Covenant Not to Compete...........................................34
         14.2     Enforceability....................................................35

ARTICLE XV.  ARBITRATION............................................................35
         15.1     Arbitration.......................................................35
         15.2     Third Party Claims................................................35
         15.3     Venue.............................................................35
         15.4     Power of Arbitrator...............................................35
         15.5     Costs and Expenses................................................36

ARTICLE XVI.  MISCELLANEOUS.........................................................36
         16.1     Assignment........................................................36
         16.2     Other Expenses....................................................36


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
         16.3     Notices...........................................................36
         16.4     Confidentiality; Prohibition on Trading...........................37
         16.5     Controlling Law...................................................37
         16.6     Headings..........................................................37
         16.7     Benefit...........................................................37
         16.8     Partial Invalidity................................................37
         16.9     Waiver............................................................38
         16.10    Counterparts......................................................38
         16.11    Interpretation; Knowledge.........................................38
         16.12    Entire Agreement..................................................38
         16.13    Further Assurance of Shareholders After Closing...................38


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                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of January 24, 1997, by and among ALGER HEALTH SERVICES, INC., a California corporation (the "Company"), the parties executing this Agreement as Optionees (as defined below) and as shareholders (Optionees and shareholders are collectively referred to herein as the "Shareholders"), and INSTITUTIONAL PHARMACY SERVICES, INC., a Maryland corporation (the "Buyer") and wholly-owned indirect subsidiary of CAPSTONE PHARMACY SERVICES, INC., a Delaware corporation (the "Parent" or "Capstone").

                                R E C I T A L S:

     WHEREAS, Shareholders own and operate the Company, a corporation that operates an institutional pharmacy service business in Hayward, California and the surrounding areas, all as more particularly described on Exhibit A hereto, which Exhibit sets forth the type of services and products provided by the Company at each location (collectively, the "Business"); and

     WHEREAS, Shareholders own all of the issued and outstanding capital stock of the Company (the "Stock") and Joyce Alger, Gary A. Louie, Sharon Vandagriff, Lorena Vigil, Mary Welch, Judith Cooper, Elisa Guevara, Cheryl Heinrichson, Armando Martinez and Thomas Moran ("Optionees") are holders under certain compensatory stock options of the Company (the "Options"); and

     WHEREAS, Shareholders desire to sell and transfer the Stock to Buyer, and Buyer desires to purchase the same from Shareholders, subject to the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:


                          ARTICLE I. PURCHASE AND SALE

     1.1 Purchase and Sale. Shareholders agree to sell, transfer, assign, convey and deliver to Buyer, and Buyer agrees to pay the Purchase Price (as provided below) to Shareholders for, and to purchase from Shareholders, all right, title and interest in and to the Stock, which consists of all of the capital stock of the Company issued and outstanding immediately prior to Closing (as such term is defined herein). Further, Optionees agree to convert all Options into the right to receive cash, to be paid in accordance with paragraph 3.1 herein, at Closing. Shareholders shall deliver to Buyer at Closing all stock certificates representing the Stock, duly endorsed for transfer or accompanied by duly



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executed stock powers. The Stock shall be delivered free and clear of all claims, liens, restrictions, suits, proceedings, calls, proxies, charges, options, security interests and encumbrances of any kind.

     1.2 Assets at Closing. At Closing the Company's assets, tangible and intangible, real and personal (collectively, the "Assets"), shall be owned free and clear of all encumbrances, mortgages, pledges, liens, security interests, obligations and liabilities other than the Continuing Liabilities (as defined in paragraph 1.4), which Assets shall include, without limitation, the following:

         (1) All right, title and interest in and to all of the land and real estate leased by the Company and used in connection with the Business as listed in Exhibit 1.2(1) attached hereto and in and to all structures, improvements, fixed assets and fixtures including fixed machinery and fixed equipment situated thereon or forming a part thereof and all appurtenances, easements and rights-of-way related thereto (collectively, the "Real Estate") subject, however, to any rights of lessors in and to the Real Estate and subject to the rights of any mortgagees of such lessors;

         (2) All tangible personal property, medical and other equipment, machinery, data processing hardware and software, furniture, furnishings, appliances, vehicles and other tangible personal property of every description and kind and all replacement parts therefor used in connection with the Business including, without limitation, the items listed on Exhibit 1.2(2) attached hereto (collectively, the "Equipment and Furnishings");

         (3) All inventory of goods and supplies used or maintained in connection with the Business including, without limitation, those reflected on the Financial Statements, except as disposed of in the ordinary course of business prior to Closing (collectively, the "Inventory");

         (4) All accounts and notes receivables (the "Receivables");

         (5) All cash, bank accounts (as listed by name and address of banking institution, account name and account and routing numbers on Exhibit 1.2(5) attached hereto), money market accounts, other accounts, certificates of deposit and other investments of the Company (the "Cash and Cash Equivalents");

         (6) All patient, medical, personnel, corporate and other records related to the Business (including both hard and microfiche copies, if any), and all manuals, books and records used in operating the Business, including, without limitation, personnel policies and files and manuals, accounting records, and computer software;

         (7) To the full extent transferable, all licenses, permits, registrations, certificates, consents, accreditations, approvals and franchises necessary to operate and


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conduct the Business, together with assignments thereof, if required, and all waivers whichthe Company currently has, if any, of any requirements pertaining to such licenses, permits, registrations, certificates, consents, accreditations, approvals and franchises;

         (8) All goodwill, and, to the extent assignable by the Company, all warranties (express or implied) and rights and claims related to the Assets or the operation of the Business;

         (9) All prepaid expenses including, without limitation, those reflected on the Financial Statements, except as used in the ordinary course of business prior to Closing;

         (10) Contract and leasehold rights and interests pursuant to contracts for purchase or lease of personal property, construction contracts, contracts for purchase, sale or lease of equipment, goods or services currently furnished, or to be furnished after Closing in connection with the Business and approved by Buyer;

         (11) All intangible or intellectual property owned, leased, licensed or possessed by either the Company or the Shareholders and utilized in connection with the Business, including without limitation, the names "Alger Health Services" and derivatives thereof, to the extent the Company or the Shareholders has rights in or to each such name;

         (12) All corporate, fiscal and other records pertaining to Company or the Business; and

         (13) All of Company's right, title and interest in any partnerships, joint ventures or similar arrangements.

     1.3 Excluded Items. Immediately prior to conveyance of the Stock, Company shall transfer to the Shareholders all debts, liabilities and other obligations of any nature whatsoever, whether known or unknown, contingent or otherwise, other than the Continuing Liabilities as specifically set forth in paragraph 1.4(1). The parties acknowledge and agree that Buyer is not assuming and the Company is not retaining any of the Excluded Items and that, following Closing, Buyer and Company will not have any right, title, interest or obligation with respect to the Excluded Items.

     1.4 Continuing Contracts, Leases and Liabilities.

         (1) At Closing, Company will retain and agree to pay or perform, as the case may be, only (a) those obligations constituting working capital liabilities incurred in the ordinary course of business, other than long-term and interest bearing debt, which Company expressly elects to retain as specifically set forth on Exhibit 1.4 attached hereto, (b) those obligations constituting working capital liabilities incurred in the ordinary course of business on and after the Effective Date (as such term is defined in paragraph 7.1),


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other than long-term and interest bearing debt, (c) those obligations arising on and after the Effective Date under those Leases and Contracts (as defined in paragraph 4.12) whichCompany expressly elects to retain, and (d) any long-term or interest bearing debt or continuing capitalized obligations, including Three Hundred Thirty-Four Thousand Eighty and No/100 Dollars ($334,080.00) in subordinated debentures (the "Debentures"), which the Company expressly elects to retain as specifically set forth on Exhibit 1.4 (collectively, the "Continuing Liabilities").

         (2) Buyer is not assuming any debt, liability or obligation of the Company or of the Shareholders and, except for the Continuing Liabilities, it is expressly agreed and understood by each of the parties to this Agreement that after the Closing Company shall not retain or be liable for, any debt, liability or obligation of Company prior to the Closing or of the Shareholders of any type or description whatsoever, whether related or unrelated to the Stock, the Business or the transactions contemplated under this Agreement and that the Shareholders shall be liable and responsible for the payment or performance, as the case may be, of all debts, liabilities, obligations, contracts, leases, notes payable, accounts payable, commitments, agreements, suits, claims, indemnities, mortgages, taxes, contingent liabilities and other obligations of Company arising prior to Closing and of the Shareholders including, without limitation, any and all investment tax credit recapture, depreciation recapture, recapture or prior period adjustments under Medicare, Medicaid and Blue Cross, all impositions of income tax and other taxes, including, without limitation, payroll related taxes; all employee wages, salaries and benefits including, without limitation, COBRA and WARN obligations, sick pay, and other accrued employee benefits including rights of Company's retirees to participate in medical plans. Notwithstanding any statement contained in this Agreement or otherwise seemingly to the contrary, Company shall not be obligated to retain (nor shall Buyer be directly liable for) liabilities pursuant to clauses (a) and
(d) of paragraph 1.4(1) in excess of the amount of liabilities included in the calculation of Shareholder's equity pursuant to Section 4.29 (the "Continuing Liabilities Cap").

         (3) For purposes of calculating the amount of the Continuing Liabilities, the present value of payments to be made on and after the Effective Date with respect to any Continuing Liability that is a capitalized obligation under generally accepted accounting principles shall be considered part of the amount of such Continuing Liabilities.

     1.5 Delivery of Stock. Shareholders shall deliver to Buyer at Closing all stock certificates representing the Stock, duly endorsed for transfer or accompanied by duly executed stock powers. The Stock will be conveyed to Buyer fully paid and nonassessable with good and valid title, free and clear of all liens, charges, claims, liabilities, encumbrances, security interests, restrictive agreements, options, rights of others and imperfections of title of any nature whatsoever, including all amounts due and payable for federal, state and local transfer taxes.



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                             ARTICLE II. RECEIVABLES

     2.1 Collection of Receivables. After Closing, Company will proceed to collect the Receivables. Shareholders shall provide such assistance in the collection process as Company or Buyer may reasonably request. If, within 180 days following Closing, Buyer and Company have collected less than the amount of the Receivables reflected in the Interim Financial Statements (as such term is defined in paragraph 4.4(1)) in excess of the reserves also therein set forth, which reserves the Buyer has analyzed after due diligence and, relying on information provided by Seller or its representatives, agrees is commercially reasonable in amount (such event being a "Receivables Shortfall"), (a) the Purchase Price shall be reduced by the amount of such shortfall pursuant to
Article XIII; and (b) uncollected Receivables shall be assigned to Shareholders provided that such Receivables relate to facilities that are not ongoing clients of the Business or to private (non facility) payors. Company shall, and Buyer shall cause Company to, diligently collect the Receivables with at least as much effort and attention as Company has heretofore collected receivables. Company and Buyer shall for the six month period following Closing furnish the Shareholders' Representative with a written monthly report scheduling in detail progress on collection of the Receivables for such month. Responsible officers of Company and Buyer shall, if requested, meet on at least a monthly basis with Shareholders' Representative to review progress on collection of the Receivables. Any of the Receivables owed to the Company by Integrated Health Services, Inc. shall be excluded from the Receivables Shortfall.


                           ARTICLE III. PURCHASE PRICE

     3.1 Purchase Price. The purchase price payable by Buyer to Shareholders for the Stock and in consideration for the agreements contained herein, including the agreements contained in Article XIV hereof, will be Three Million Six Hundred Thousand Dollars ($3,600,000.00), payable in immediately available funds to each Shareholder, or his or her respective authorized designee, by wire transfer at Closing (the "Purchase Price"). The Purchase Price shall be allocated among the Shareholders and Optionees as set forth in Exhibit 3.1 attached hereto.


                  ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF
                              THE SHAREHOLDERS

     As a material inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereunder, Shareholders, including Optionees, hereby jointly and severally represent and warrant to Buyer, which representations and warranties shall be true and correct on the date of Closing, as follows:


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     4.1 Organization, Qualification and Authority. Company is a corporation duly organized, validly existing and in good standing in the State of California and is not required and is not qualified to do business in any other jurisdiction. Company has full corporate power and authority to own, lease and operate its facilities and assets as presently owned, leased and operated, and to carry on its business as it is now being conducted. Except for Shareholders and Optionees, no other person or entity owns or holds, has any interest in, whether legal, equitable or beneficial, or has the right to purchase, any capital stock or other security of Company. Company owns no capital stock, security, interest or other right, or any option or warrant convertible into the same, of any corporation, partnership, joint venture or other business enterprise. Company and Shareholders have the full right, power and authority to execute, deliver and carry out the terms of this Agreement and all documents and agreements necessary to give effect to the provisions of this Agreement, to consummate the transactions contemplated on the part of each such party hereby, and to take all actions necessary, in their respective capacities, to permit or approve the actions of Company and Shareholders taken in connection with this Agreement. The execution, delivery and consummation of this Agreement, and all other agreements and documents executed in connection herewith by Company and Shareholders, have been or will be on or before Closing duly authorized by all necessary action on the part of such parties. This Agreement and all other agreements and documents executed in connection herewith by Company and/or Shareholders, upon due execution and delivery thereof, shall constitute the valid and binding obligations of Company and/or Shareholders, as the case may be, enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general principles of equity.

     4.2 Capitalization and Stock Ownership. Except for Shareholders and Optionees, no other person or entity owns or holds, has any interest in, whether legal, equitable or beneficial, or has the right to purchase, any capital stock or other security of Company. The Stock, being 97,732 shares, no par value, of common stock, and options for 8,085 additional shares of common stock, constitutes all issued and outstanding securities of Company, is duly authorized, validly issued, fully paid and nonassessable, and is owned free and clear of any liens, charges, encumbrances, security interests, pledges or any other restrictions whatsoever. At Closing, Company shall have no outstanding subscriptions, options, warrants, calls, contracts, convertible securities or other instruments, agreements or arrangements of any nature whatsoever under which Company is or may be obligated or compelled to issue any capital stock, security or interest of any kind, or to transfer or modify any right with respect to any capital stock, security or other interest, and no one has any preemptive rights, right of first refusal or similar rights with respect to the Stock or any equity interest in Company. Neither Company nor Shareholders are a party to any, and there exist no, voting trusts, stockholder agreements, pledge agreements or other agreements relating to or restricting the transferability of any shares of the Stock or equity interests of Company. The Stock



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has been issued in accordance with all applicable federal and state securities laws or pursuant to exemptions therefrom.

     4.3 Absence of Default. The execution, delivery and consummation of this Agreement, and all other agreements and documents executed in connection herewith by Company and Shareholders will not constitute a violation of, or be in conflict with, will not, with or without the giving of notice or the passage of time, or both, result in a breach of, constitute a default under, create (or cause the acceleration of the maturity of) any debt, indenture, obligation or liability affecting Company or its Business or rights in the Stock, result in the creation or imposition of any security interest, lien, charge or other encumbrance upon any of the Stock, or otherwise adversely affect Buyer, Company or the Business under: (a) any term or provision of the Charter or Bylaws of Company; (b) any contract, lease, purchase order, agreement, document, instrument, indenture, mortgage, pledge, assignment, permit, license, approval or other commitment to which Company and/or Shareholders are a party or by which Company, Shareholders, Stock or the Assets are bound; (c) any judgment, decree, order, regulation or rule of any court or regulatory authority; or (d) any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority or arbitration tribunal to which Company, any Shareholders, Stock and/or the Assets are subject, except the obligation of Buyer duly to procure at its expense the consent, where required, of various relevant governmental bodies or other third parties, if any, to the continuation in the right of the Company of the several licences and permits and other rights of the Company referred to in paragraph 1.2(7) above.

     4.4 Financial Statements.

         (1) Attached hereto as Exhibit 4.4 are true and correct copies of Company's reviewed balance sheets as of January 31, 1996, and its reviewed income statements for the year then ending (the "Fiscal Year Financial Statements"), and the interim unaudited balance sheet and income statement of Company for the nine (9) month period ended October 31, 1996 (the "Interim Financial Statements" which with the Fiscal Year Financial Statements shall be the "Financial Statements"). The Financial Statements are based on the books and records of Company and present fairly, in compliance with generally accepted and consistently applied accounting principles, the financial position of Company as of, and the results of its operations for, the periods specified subject to, in the case of the Interim Financial Statements, normal recurring year-end adjustments the effect of which will not be, individually or in the aggregate, materially adverse.

         (2) The books and records of Company are in such order and completeness that an unqualified audit may be performed for any period prior to Closing not already audited. Shareholders shall reasonably cooperate with Buyer in Buyer's attempt to perform an audit of Company for any period after December 31,1991 and prior to Closing not already audited.


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     4.5 Operations Since October, 31 1996 . Since October 31, 1996, there has been no:

         (1) change in the condition, financial or otherwise, which has, or could reasonably be expected to have, a materially adverse effect on any of the Assets, the Business or future prospects of the Business, or in the results of the operations of the Company taken as a whole;

         (2) loss, damage or destruction of or to any of the Assets in any material respect, whether or not covered by insurance;

         (3) sale, lease, transfer or other disposition by Company of, or mortgages or pledges of or the imposition of any lien, charge or encumbrance on, any portion of the Assets, other than those made in the ordinary course of business;

         (4) with the exception of bonus payments as set forth in Exhibit 4.5(4) attached hereto, increase in the compensation payable by Company to Shareholders, any of its employees, directors, independent contractors or agents, or increase in, or institution of, any bonus, insurance, pension, profit-sharing or other employee benefit plan or arrangements made to, for or with the employees, directors, independent contractors or agents of Company;

         (5) cumulative net operating loss incurred in the operation of the Business;

         (6) adjustment or write-off of Receivables or reduction in reserves for Receivables outside of the ordinary course of business;

         (7) change in the accounting methods or practices employed by Company or change in adopted depreciation or amortization policies;

         (8) issuance or sale by Company, or contract or other commitment entered into by Company or Shareholders for the issuance or sale, of any shares of capital stock or securities convertible into or exchangeable for capital stock of Company;

         (9) payment by Company of any dividend, distribution or extraordinary or unusual disbursement or expenditure or intercompany payable;

         (10) sale, transfer, pledge, mortgage or other disposition of any of the Stock or the Assets (except inventory and equipment held for rent in the ordinary course of business and consistent with Company's past practice); merger, consolidation or similar transaction; or solicitation therefor;



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

         (11) security interest, guarantee or other encumbrance, or other than in the ordinary course of business, obligation or liability, in each case whether absolute, accrued, contingent or otherwise, or whether due or to become due, incurred or paid by Company to any person or entity; or the making by Company of any loan or advance to, or an investment in, any person or entity;

         (12) federal, state or local statute, rule, regulation, order or case adopted, promulgated or decided which, to the best knowledge of Company and Shareholders, materially adversely affecting Company, Stock, Business or Assets;

         (13) strike, work stoppage or other labor dispute materially adversely affecting the Business; or

         (14) termination, waiver or cancellation of any rights or claims of Company, under contract or otherwise.

     Further, prior to the Effective Date, with the exception of the bonus pay set forth in Exhibit 4.5(4), neither the Shareholders nor any of their family members or affiliates has received any compensation, benefits or distributions from Company, whether as salary, bonus, fees, dividends or any other form of compensation, other than amounts not greater than the amount of compensation and benefits contemplated for each of Joyce Alger and Gary Louie (as applicable) pursuant to the agreements referenced in paragraph 9.8 hereof.

     4.6 Absence of Certain Liabilities. Except as set forth in the Interim Financial Statements, Company has, and as of the Closing will have, no contingent liabilities or obligations.

     4.7 Employment Discrimination. Except as disclosed in Exhibit 4.7 attached hereto, no person or party (including, without limitation, any governmental agency) has asserted, or to the best knowledge of the Company or Shareholders, has threatened to assert, any claim for any action or proceeding, against Company (or any officer, director, employee, agent or Shareholders of Company) arising out of any statute, ordinance or regulation relating to wages, collective bargaining, discrimination in employment or employment practices or occupational safety and health standards (including, without limitation, the Fair Labor Standards Act, Title VII of the Civil Rights Act of 1964, as amended, the Occupational Safety and Health Act, the Age Discrimination in Employment Act of 1967, or the Americans With Disabilities Act). The claims disclosed in
Exhibit 4.7 will not result in any liability to or obligation of Buyer, directly or through the Company, and will not cause or lead to any lien or encumbrance being placed, created or filed against or upon any of the Stock or Assets, and Shareholders will hold Buyer and Company harmless with respect to the same.

     4.8 Licenses and Permits.

         (1) Company has all local, state and federal licenses, permits, registrations, certificates, contracts, consents, accreditations and approvals (collectively, the "Licenses and Permits") necessary for Company to occupy, operate and conduct the Business, and there does not exist any waivers or exemptions relating thereto. There is no default on the part of Company or any other party under any of the Licenses and Permits. Shareholders are not aware of any circumstances that would constitute grounds for revocation, suspension or limitation of any of the Licenses or Permits. Copies of each of the Licenses and Permits are attached to and listed on Exhibit 4.8(1) attached hereto. The most recent licensure surveys, deficiency reports and plans of correction related to each of these items has also been included in Exhibit 4.8(1). Company is, and at the time of Closing will be, licensed by the regulatory bodies listed on Exhibit 4.8(1). No notices have been received by Company or Shareholders with respect to any threatened, pending, or possible revocation, termination, suspension or limitation of the Licenses and Permits.

         (2) Company is not required to have any certificates of need or similar authorizations in order to operate the Business.

         (3) Each employee of Company has all Licenses and Permits required for each such employee to perform such employee's designated functions and duties for Company in connection with conducting the Business, and there exists no waivers or exemptions relating thereto. There is no default under, nor are Shareholders aware of any circumstances that would constitute grounds for revocation, suspension or limitation of, any such Licenses and Permits.

     4.9 Medicare, Medicaid and Other Third-Party Payors.

         (1) Company participates in the Medicare and Medicaid Programs (collectively, the "Programs"). A list of and copies of its existing Medicare and Medicaid contracts and other documentation evidencing such participation (collectively, the "Program Agreements") are included in Exhibit 4.12 attached hereto. Company is, and will be at the time of Closing, in compliance in all material respects with all of the terms, conditions and provisions of the Program Agreements.

         (2) No notice of any offsets against future reimbursements under or pursuant to the Programs has been received by either Company or Shareholders, nor is there any basis therefor. There are no pending appeals, adjustments, challenges, audits, litigation, notices of intent to recoup past or present reimbursements with respect to the Programs. Company has not been subject to or threatened with loss of waiver of liability for utilization review denials with respect to the Programs during the past twelve (12) months, nor has either Company or Shareholders received notice of any pending, threatened or possible decertification or other loss of participation in, any of the Programs.

         (3) Company currently has contractual arrangements with Blue Cross and other third-party Payors. A list of and copies of its existing Blue Cross contract(s) and other third-party payor contract(s) are included in Exhibit 4.12 attached hereto. Company is, and will be at the time of Closing, in full compliance with all of the material terms, conditions and provisions of such contracts.

         (4) All liabilities and contractual adjustments of Company under any third-party payor or reimbursement programs have been properly reflected and adequately reserved for in the Financial Statements. In the event that, following Closing, Buyer or Company suffers any offsets against any reimbursement under any third-party payor or reimbursement programs due to Buyer or Company relating to the periods on or prior to the Closing that are in excess of amounts reserved, then Shareholders shall immediately pay to Buyer the amounts so offset (to the extent it is in excess of amounts reserved), with interest at a rate equal to eight percent (8%) per annum.

     4.10 Compliance with Zoning, Land Use and Other Laws; Easements. To the knowledge of Shareholders, none of the Real Estate is in violation of any zoning, public health, building code or other similar laws applicable thereto or to the occupancy and/or operation thereof, nor do there exist any waivers or exemptions relating to the Real Estate with respect to any non-conforming use or other zoning or building code matters. The Company has such lease arrangements as are necessary to continue operation of the Business, copies of which are set forth in Exhibit 4.12 attached hereto.

     4.11 Title to Assets.

         (1) Company is the sole legal and beneficial owner of the personal property included in the Assets, free and clear of all mortgages, security interests, liens, leases, covenants, assessments, easements, options, rights of refusal, restrictions, reservations, defects in the title, encroachments, and other encumbrances, except as set forth in the Leases and Contracts and except such as are not material in amount, arise in and are customarily discharged in the ordinary course of business and do not interfere with the continued possession and use of such personal property. The Assets are all the assets set forth on the Interim Financial Statements or used in the operation of the Business.

         (2) The descriptions of the Real Estate contained in Exhibit 1.2 (1) are accurate and sufficient for their intended purposes, and such descriptions include all real property leased by Company and used in connection with the Business or set forth on the Interim Financial Statements. Company owns no real property. Company is in lawful possession of all of the Real Estate that is leased rather than owned, including, without limitation, the buildings, structures and improvements situated thereon and appurtenances thereto, in each case free and clear of all mortgages, liens and other encumbrances or restrictions that are related to or impair the Assets or the Business. Additionally, the transfer and conveyance of the Stock to Buyer as contemplated by the terms of this

Agreement once effected as contemplated hereunder, will vest in the Buyer, either directly or indirectly through Company, the lawful right to possess and use the leased Real Estate, superior in right to all others subject, however, to any rights of lessors in and to the Real Estate and subject to the rights of any mortgagees of such lessors.

     4.12 Leases and Contracts.

         (1) Exhibit 4.12 attached hereto sets forth a complete and accurate list of all contracts, including the Program Agreements, agreements, purchase orders, leases, subleases, options and commitments, oral or written, and all assignments, amendments, schedules, exhibits and appendices thereof, affecting or relating to the Business, Stock or any Asset or any interest therein, to which Company and/or Shareholders are a party or by which Company, the Assets or the Business is bound or affected, including, without limitation, service contracts, management agreements, equipment leases and building leases pertaining to any part of the Real Estate (collectively, the "Leases and Contracts"). Attached to Exhibit 4.12 are accurate and complete copies of all written Leases and Contracts and written summaries of key terms of all oral Leases and Contracts. Except for the Continuing Liabilities, all obligations under the Leases and Contracts shall be assumed by the Shareholders.

         (2) None of the Leases and Contracts has been modified, amended, assigned or transferred and each is in full force and effect and is valid, binding and enforceable in accordance with its respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general principles of equity.

         (3) No event or condition has happened or presently exists which constitutes a default or breach or, after notice or lapse of time or both, would constitute a default or breach by any party under any of the Leases and Contracts. There are no counterclaims or offsets under any of the Leases and Contracts.

         (4) There does not exist any security interest, lien, encumbrance or claim of others created or suffered to exist on any interest created under any of the Leases and Contracts (except for those that result from or relate to leased Assets).

         (5) No purchase commitment by Company is in excess of Company's ordinary business requirements.

         (6) Conveyance to Buyer of the Stock will not default, alter or terminate any of the Leases and Contracts, and Buyer, directly or through Company, will be entitled to all rights thereunder.

     4.13 Environmental Matters.

         (1) Hazardous Substances. As used in this Paragraph, the term "Hazardous Substances" means any hazardous or toxic substances, materials or wastes, including but not limited to those substances, materials, and wastes defined in Paragraph 101 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed in the United States Department of Transportation Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances pursuant to 40 CFR Part 302, or which are regulated under any other Environmental Law (as such term is defined herein), and any of the following: hydrocarbons, petroleum and petroleum products, asbestos, polychlorinated biphenyls, formaldehyde, radioactive substances (other than naturally occurring materials in place), flammables and explosives.

         (2) Compliance with Laws and Regulations. All operations or activities upon, or any use or occupancy of the Real Estate, or any portion thereof, by Company, any Affiliates of Company (wherein the term "Affiliates" shall mean any person or entity controlling, controlled by or under common control at any time with Company, and the term "control" shall mean the power, directly or indirectly to direct the management or policies of such person or entity), and any agent, contractor or employee of any agent or contractor of Company or its Affiliates ("Agents"), or any tenant or subtenant of Company of any part of the Real Estate is and has been in compliance with any and all laws, regulations, orders, codes, judicial decisions, decrees, licenses, permits and other applicable requirements of governmental authorities with respect to Hazardous Substances, pollution or protection of human health and safety (collectively, "Environmental Laws"), including but not limited to the release, emission, discharge, storage and removal of Hazardous Substances. The Company, Affiliates and Agents have kept the Real Estate free of any lien imposed pursuant to Environmental Laws. To the best knowledge of Company and Shareholders, all prior owners, operators and occupants of the Real Estate complied with Environmental Law. Except for uses and storage or presence of Hazardous Substances reasonably necessary or incidental to the customary operation of a business similar to the Business, as appropriate which, if required, was duly licensed or authorized by appropriate governmental authorities or otherwise permitted by Environmental Law, and which complies with Environmental Law:

             (a) Neither Company nor its Affiliates or Agents have allowed the use, generation, treatment, handling, manufacture, voluntary transmission or storage of any Hazardous Substances over, in or upon the Real Estate, nor, to the best knowledge of Company or Shareholders, has the Real Estate ever been used for any of the foregoing.

             (b) Neither Company nor its Affiliates or Agents have installed or permitted to be installed, in or on the Real Estate friable asbestos or any substance containing asbestos in condition or amount deemed hazardous by Environmental Law.

             (c) Company has not at any time engaged in or permitted any dumping, discharge, disposal, spillage, or leakage (whether legal or illegal, accidental or intentional) of such Hazardous Substances, at, on, in or about the Real Estate, or any portion thereof that would subject the Real Estate or Buyer to clean-up obligations imposed by governmental authorities.

             (d) None of the Real Estate, nor any part thereof, nor Company, nor any present operator of the Real Estate (i) has either received or been issued a notice, demand, request for information, citations, summons or complaint regarding an alleged failure to comply with Environmental Law, or (ii) is subject to any existing, pending, or, to the best knowledge of Company or Shareholders, threatened investigation or inquiry by any governmental authority for noncompliance with, or any remedial obligations under Environmental Law, and there are no circumstances known to Company or Shareholders which could serve as a basis therefor. The Company has not assumed any liability of a third party for clean-up under or noncompliance with Environmental Law.

             (e) To the best knowledge of Company and Shareholders, neither the Company nor its Affiliates or Agents have transported or arranged for the transportation of any Hazardous Substances to any location which is listed or, to the best knowledge of Company and Shareholders, proposed for listing under Environmental Law or is the subject of any enforcement action, investigation or other inquiry under Environmental Law.

         (3) Other Environmental Matters. To the best knowledge of Company and Shareholders, there are no underground storage tanks on any portion of the Real Estate, and the Real Estate is free of dangerous levels of naturally-emitted radon. To the best knowledge of Company and Shareholders, no portion of the Real Estate has ever been used as a landfill. Company has furnished to Buyer a copy of any environmental audit, study, report or other analysis on the Real Estate, which Company or its Affiliates obtained or was furnished.

         (4) Company and Shareholders shall promptly notify Buyer in writing of any order, receipt of any notice of violation or noncompliance with any Environmental Law, any threatened or pending action by any claims made by any third party of which either is aware relating to Hazardous Substances on, emanations on or from, releases on or from, any of the Real Estate which relate to the period prior to Closing; and shall promptly furnish Buyer with copies of any written correspondence, notices or legal pleadings and written summaries of any oral communications or notices in connection therewith. If, and only if, required by law or the failure to do so would impose liabilities on Buyer or the Assets, Buyer shall have the right, but shall not be obligated, to notify any governmental authority of any state of facts which may come to its attention with respect to Hazardous Substances on, released from or emanating from any part of the Real Estate. Buyer shall give Company prior or simultaneous notice of such notification.

     4.14 Miscellaneous Representations Relating to Real Estate.

         (1) No part of the Real Estate is currently subject to condemnation proceedings, and, to the best knowledge of Company and Shareholders, no condemnation or taking is threatened or contemplated. There are no public improvements which may result in special assessments against or otherwise affect the Real Estate. There are no facts known to either Company or Shareholders that would adversely affect the possession, use or occupancy of the Real Estate.

         (2) Attached as Exhibit 4.14 are complete copies of all appraisals, mechanical and structural studies or reports or assessments, engineering plans, architectural drawings, soil studies, surveys and other documents which have been prepared by or at the direction of Company or Shareholders within the last five (5) years relating to any of the Assets.

         (3) To the best knowledge of Company and Shareholders, all utilities serving the Real Estate are adequate to operate the Real Estate in the manner it is currently operated.

         (4) To the best knowledge of Shareholders and Optionees, all potable and industrial water and all gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems serving the Real Estate and the facilities of the Business are installed and operating and are sufficient to enable the Real Estate and the facilities of the Business to continue to be used and operated in the manner currently being used and operated, and any so-called hook-up fees or other associated charges accrued to date have been fully paid. Company has received no written recommendation from any insurer to repair or replace any of the Assets with which Company has not complied.

     4.15 Litigation. Neither Company nor Shareholders have received notice of any violation of any law, rule, regulation, ordinance or order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, legislation and regulations applicable to the Medicare and Medicaid programs, Food and Drug Administration, Drug Enforcement Administration, state controlled substance agencies and boards of pharmacy, environmental protection, civil rights, public health and safety and occupational health). Except as set forth in Exhibit 4.15 attached hereto (for which Buyer assumes no liability), there are no lawsuits, proceedings, actions, arbitrations, governmental investigations, claims, inquiries or proceedings pending or, to the best knowledge of Seller and Shareholders, threatened involving Seller, Shareholders, any of the Assets or the Business.

     4.16 Company Employees. Exhibit 4.16 attached hereto sets forth: (a) a complete list of all of the Company's employees, and rates of pay, (b) true and correct copies of any and all fringe benefits and personnel policies, (c) the employment dates and job titles of each such person, and (d) categorization of each such person as a full-time or part-time employee of Company. For purposes of this paragraph, "part-time employee" means an employee who is employed for an average of fewer than twenty hours per week or who has been employed for fewer than six (6) of the twelve (12) months preceding the date on which notice is required pursuant to the "Worker Adjustment and Retraining Notification Act" ("WARN"), 29 U.S.C. ss.2102 et seq. Except as provided in Exhibit 4.12, Company has no employment agreements with its employees. Exhibit 4.16 lists all ex-employees of Company utilizing or eligible to utilize COBRA (health insurance). Shareholders agree to indemnify and hold Buyer and Company harmless from and against any and all claims of employees, whenever made, relating to their employment by Company through Closing, except to the extent such claims are based on acts or omissions of Buyer after Closing. Company has adequately accrued all salaries and wages, related payroll taxes, vacation benefits, retirement and other fringe benefits that have accrued to Company employees through the Closing Date, including related payroll taxes.

     4.17 Labor Relations. Company is not a party to any labor contract, collective bargaining agreement, contract, letter of understanding, or any other arrangement, formal or informal, with any labor union or organization which obligates Company to compensate Company's employees at prevailing rates or union scale, nor are any of its employees represented by any labor union or organization. There is no pending or, to the best knowledge of Company and Shareholders, threatened labor dispute, work stoppage, unfair labor practice complaint, strike, administrative or court proceeding or order between Company and any present or former employee(s) of Company. There is no pending or, to the best knowledge of Company and Shareholders, threatened suit, action, investigation or claim between Company and any present or former employee(s) of Company, except as disclosed in Exhibit 4.15. There has not been any labor union organizing activity at any location of Company, or elsewhere, with respect to Company's employees within the last three years of which Company and Shareholders are aware.

     4.18 Insurance. Company has in effect and has continuously maintained insurance coverage for all of its operations, personnel and assets, and for the Assets and the Business. A complete and accurate list of all such insurance policies is included in Exhibit 4.12. Exhibit 4.18 attached hereto sets forth a summary of Company's current insurance coverage (listing type, carrier and limits), and includes a list of any pending insurance claims relating to Company. Shareholders agree to indemnify and hold Buyer and Company harmless from and against such pending insurance claims to the extent such claims are not satisfied by Company's insurance policies; provided, however, that Shareholders have had reasonable advance notice of the settlement of such claims. Company is not in default or breach with respect to any provision contained in any such insurance policies, nor has Company failed to give any notice or to present any claim thereunder in due and timely fashion.

     4.19 Broker's or Finder's Fee. Except as to Whitestone Associates, Inc., to which the Shareholders shall be solely responsible for payment of any and all fees and expenses payable on or after Closing relating to the sale of the Stock and the transactions contemplated herein, neither Company nor Shareholders have employed, or are liable for the payment of any fee to, any finder, broker, consultant or similar person in connection with the transactions contemplated under this Agreement.

     4.20 Conflicts of Interest. Except for accounting services provided by Independent Quality Care, Inc., none of the following is either a supplier of goods or services to Company, or directly or indirectly controls or is a director, officer, employee or agent of any corporation, firm, association, partnership or other business entity that is a supplier of goods or services to
Company: (a) any Shareholders, (b) any director or officer of Company, or (c) any entity under common control with Company or controlled by or related to any Shareholders.

     4.21 Intellectual Property. The Company neither owns nor uses any intellectual property except such rights as it may have in its corporate name and it has not licensed the use of such name to any party.

     4.22 Inventories. The Inventory is and on Closing will be of a quality and quantity previously used by Company in the ordinary course of business determined and valued consistent with Company's past practice and will contain no significant amount of excess, dated, or obsolete inventory. The Inventory is properly valued at the lower of cost or market value on a first-in/first-out basis in accordance with generally accepted accounting principles consistently applied and is accounted for on the basis of semi-annual physical inventories and estimated cost of goods factors revised semi-annually. Since the date of the Interim Financial Statements, Company has not decreased or substituted its items of Inventory other than in the ordinary course of business.

     4.23 Motor Vehicles. All motor vehicles used in the Business, whether owned or leased, are listed in Exhibit 1.2(2) attached hereto. All such vehicles are properly licensed and registered in accordance with applicable law.

     4.24 Employee Benefit Plans.

          (1) Welfare Benefit Plans. Exhibit 4.24(1) attached hereto contains a true, accurate and complete list of each "employee welfare benefit plan" (as defined in Paragraph 3(1) of the Employee Retirement Income Security Act of 1974 as amended ("ERISA")) maintained by Company or to which Company contributes or is required to contribute (such employee welfare benefit plans being hereinafter collectively referred to as the "Welfare Benefit Plans"). Copies of all Welfare Benefit Plans have previously been provided to Buyer.

          (2) Pension Benefit Plans. Exhibit 4.24(2) attached hereto contains a true and complete list of each "employee pension benefit plan" (as defined in Paragraph 3(2) of ERISA) maintained by Company, to which Company contributes or is required to contribute, or which covered employees of Company during the period of their employment with any predecessor of Company, including any multi-employer pension plan as defined under Internal Revenue Code of 1986, Paragraph 414(f) (such employee pension benefit plans being hereinafter collectively referred to as the "Pension Benefit Plans"). Copies of all Pension Benefit Plans have previously been provided to Buyer.

         (3) Liabilities. There are no unfunded liabilities under any Welfare Benefit Plan or Pension Benefit Plan. Neither Buyer nor Company shall be liable or responsible for any debt, obligation, responsibility or liability under any such plans. Shareholders hereby assume liability under such plans for all claims due and unpaid at Closing and for all claims incurred before Closing, whether or not paid or presented before Closing.

         (4) Termination of Participation. Upon Closing, Company shall cease to be a participating employer under all Pension Benefit Plans and Welfare Benefit Plans maintained by Company, and any such action by Company shall in no way diminish Shareholders' obligations to Buyer; provided, however, that Buyer and Company, jointly and severally, shall indemnify and hold harmless Shareholders of and from any liability and expense whatsoever due to any claim, proceeding, investigation or audit arising directly or indirectly out of any plan termination after Closing.

     4.25 Compliance with Healthcare and Other Laws. Company has not made any kickback, bribe or payment to any person or entity, directly or indirectly, for referring, recommending or arranging business or patients with, to or for Company which action could have a material adverse effect on the Business. The parties to this Agreement hereby waive compliance with any bulk sales, or similar statute, applicable to the transactions contemplated under this Agreement; provided however that Shareholders shall be liable for any claims against the Company, Buyer, or Parent under any such statute related to this Agreement or the transactions contemplated herein. The transactions contemplated under this Agreement comply with any applicable state antitrust or similar laws. None of the Leases and Contracts and no activity of Company violates Section 1877 of the Social Security Act or any similar provision of applicable state law in any material respect. None of the Leases and Contracts and no activity of Company violates provisions of applicable state law relating to the corporate practice of medicine in any material respect. The Company is in compliance (without obtaining waivers, variances or extensions) with, all federal, state and local laws, rules and regulations which relate to the operations of the Business, except where the failure to be in compliance could not have a material adverse effect on the Business. All healthcare, tax and other returns, reports, plans and filings of any nature required to be filed by Company with any federal, state or local governmental authorities and any third-party payors have been properly completed, except where the failure to be so completed or filed could not have a material adverse effect on the Business, and timely filed in compliance with all applicable requirements or extensions thereof. Each return, report, plan and filling contains no materially untrue or misleading statements and does not omit anything which would cause it to be misleading or inaccurate in any material respect. Company shall retain and be responsible, for any liability incurred, and Company shall be entitled to receive any refund or other benefit which may result from the same in connection with any such return, report, plan and filing.

     4.26 Condition of Assets. To the best knowledge of Shareholders and Optionees, the Equipment and Furnishings are all of the "Equipment" reflected on the Interim Financial Statements, other than those items sold and replaced in the ordinary course of business. The Assets comprise all of the following: all assets owned by the Company and all assets used in connection with the Business and any related businesses. The Equipment and Furnishings are structurally sound, in good operating condition and repair and are adequate for the uses to which they are being put. None of the Equipment and Furnishings is in need of maintenance or repair except for ordinary and routine maintenance and repair not material in nature or cost. The Company has received no written recommendation from any insurer to repair or replace any of the Assets with which the Company has not complied. Since October 31,1996, the Business has been operated in conformity with the methods and procedures observed and utilized during the two year period immediately preceding October 31, 1996, and, since October 31, 1996 and except as required in the ordinary and usual course of the Business, no assets have been removed, distributed, assigned or paid by or from Company or Shareholders.

     4.27 WARN Act. Since ninety (90) days prior to Effective Date, Company has not temporarily or permanently closed or shut down any single site of employment or any facility or any operating unit, department or service within a single site of employment, as such terms are used in WARN.

     4.28 Tax Returns; Taxes. Company has filed all federal, state and local tax returns and tax reports required by such authorities to be filed as of the time of Closing. Company has paid all taxes, assessments, governmental charges, penalties, interest and fines due or claimed to be due as of the time of Closing (including, without limitation, taxes on properties, income, franchises, licenses, sales and payrolls) by any federal, state or local authority. Additionally, the reserves for taxes reflected in the Financial Statements are adequate to cover all tax liabilities accrued as of the respective dates thereof. There is no pending tax examination or audit of, nor any action, suit, investigation or claim asserted or, to the best knowledge of Company and Shareholders, threatened against Company or Shareholders by any federal, state or local authority; and Company and/or Shareholders have not been granted any extension of the limitation period applicable to any tax claims.

     4.29 Stock Value; Operating Targets. As of the date of Closing and after giving credit to the Company for Twenty Nine Thousand and No/100 Dollars ($29,000.00) of option exercise price as if paid by Optionees, Shareholders' equity shall be no less than Nine Hundred Forty-Six Thousand Dollars ($946,000.00). For the nine (9) month period ended at October 31, 1996: (a) the Company's earnings before interest, taxes and depreciation and the add back of non-operating expenses shall have been no less than Two Hundred Sixty-One Thousand Dollars ($261,000.00); (b) the Company's net revenues shall have been no less than Six Million Three Hundred Seventy-Five Thousand Dollars ($6,375,000.00), including not more than One Million Six Hundred Thousand Dollars ($1,600,000.00) in revenue from beds under contract with Integrated Health Services, Inc. or any of its affiliates ("IHS"); and (c) the Company incurred no less than Four Hundred Thousand ($400,000.00) in non-operating or redundant expenses.

     4.30 Beds Under Contract. As of the date of Closing, the Company shall serve, pursuant to binding written contracts, a minimum of Three Thousand Five Hundred (3,500) beds, including beds under contract with IHS not in excess of Seven Hundred and Twenty-Five (725).

     4.31 No Omissions or Misstatements. There is no fact material to the Stock, Assets, liabilities, Business or prospects of Company which has not been set forth or described in this Agreement or in the Exhibits hereto and which is material to the conduct, prospects, operations or financial condition of Company, Business or the Assets taken as a whole. None of the information included in this Agreement and Exhibits hereto, or other documents furnished or to be furnished by Shareholders or Company, or any of its representatives, contains any untrue statement of a material fact or is misleading in any material respect or omits to state any material fact necessary in order to make any of the statements herein or therein not misleading in light of the circumstances in which they were made. Copies of all documents referred to in any Exhibit hereto have been delivered or made available to Buyer and constitute true, correct and complete copies thereof and include all amendments, exhibits, schedules, appendices, supplements or modifications thereto or waivers thereunder.


               ARTICLE V. REPRESENTATIONS AND WARRANTIES OF BUYER

     As an inducement to Shareholders and Company to enter into this Agreement and to consummate the transactions contemplated herein, Buyer and Parent hereby represent and warrant to Shareholders and Company, which representations and warranties shall be true and correct on the date of Closing, as follows:

     5.1 Organization, Qualification and Authority. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has the full corporate power and authority to own, lease and operate its properties and assets as presently owned, leased and operated and to carry on its business as it is now being conducted. Buyer has the full right, power and authority to execute, deliver and carry out the terms of this Agreement and all documents and agreements necessary to give effect to the provisions of this Agreement and to consummate the transactions contemplated on the part of Buyer hereby. The execution, delivery and consummation of this Agreement and all other agreements and documents executed in connection herewith by Buyer has been duly authorized by all necessary corporate action on the part of Buyer. No other action on the part of Buyer or any other person or entity is necessary to authorize the execution, delivery and consummation of this Agreement and all other agreements and documents executed in connection herewith. This Agreement, and all other agreements and documents executed in connection herewith by Buyer, upon due execution and delivery thereof, shall constitute the valid binding obligations of Buyer, enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general principles of equity.

     5.2 Absence of Default. The execution, delivery and consummation of this Agreement and all other agreements and documents executed in connection herewith by Buyer will not constitute a violation of, be in conflict with, or, with or without the giving of notice or the passage of time, or both, result in a breach of, constitute a default under, or create (or cause the acceleration of the maturity of) any debt, indenture, obligation or liability or result in the creation or imposition of any security interest, lien, charge or other encumbrance upon any of the Assets (except in the ordinary course pursuant to Buyer's existing credit agreement) under: (a) any term or provision of the Certificate of Incorporation or Bylaws of Buyer; (b) any contract, lease, agreement, indenture, mortgage, pledge, assignment, permit, license, approval or other commitment to which Buyer is a party or by which Buyer is bound; (c) any judgment, decree, order, regulation or rule of any court or regulatory authority, or (d) any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority or arbitration tribunal to which Buyer is subject.

     5.3 Broker's or Finder's Fee. Except as to Adirondack Capital Advisors, LLC, to which Buyer shall be solely responsible for payment of any and all fees and expenses, Buyer has not employed and is not liable for the payment of any fee to any finder, broker, government official, consultant or similar person in connection with the transactions contemplated by this Agreement.

     5.4 Investment Intent. Buyer is acquiring the Stock for its own account and not with a view to its distribution within the meaning of Section 2(11) of the Securities Act of 1933, as amended.


                        ARTICLE VI. COVENANTS OF PARTIES

     6.1 Preservation of Business and Assets. From the Effective Date until the Closing, Company and Shareholders shall use their best efforts and shall do or cause to be done all such acts and things as may be necessary to preserve, protect and maintain intact the operation of the Business and Assets as a going concern consistent with prior practice and not other than in the ordinary course of business, to preserve, protect and maintain for Buyer the goodwill of the suppliers, employees, clientele, patients and others having business relations with Company or the Business. Company shall use its best efforts to retain its employees in their current positions up to Closing. Buyer, Company and

Shareholders shall use their best efforts to facilitate the consummation of the transactions contemplated under this Agreement. Until termination of this Agreement, Company and Shareholders will not sell or transfer, or negotiate the sale or transfer of, either the Assets or Stock of Company. Except as set forth on Exhibit 6.1(a) and except as to amounts paid to Independent Quality Care for accounting services in the ordinary course of business (which is listed on Exhibit 6.1(b)), from the Effective Date until the Closing, Company shall pay no dividend, and shall make no distribution or extraordinary payment to Shareholders or any third party or pay any intercompany payable and, other than in the ordinary course of business, Company will not sell, discard or dispose of any of the Assets. None of the Leases and Contracts shall be amended in any material respect between the date hereof and Closing without the prior written consent of Buyer. From the Effective Date until Closing, Company and any party in possession of all or any part of the Real Estate will not perform any material grading or excavation, construction or removal of any improvement, or make any material other change or improvement upon or about the Real Estate. From the Effective Date until Closing, Company and any party in possession of all or any part of the Assets will maintain and keep the Assets in a sanitary, well-maintained condition and in good order and repair.

     6.2 Absence of Material Change. From the Effective Date until the Closing, neither Company nor Shareholders shall make any change in the Business or and in the utilization of the Assets and shall not enter jointly or separately into any other material contract or commitment or any other transaction with respect to the Business or the Assets without the prior written consent of Buyer.

     6.3 Access to Books and Records.

         (1) From the date hereof until the Closing, Company and Shareholders shall give to Buyer and to Buyer's counsel, accountants and other representatives, full access to all of Company's offices, properties, books, contracts, commitments, records and affairs relating to the Stock, Assets or the Business so that Buyer may inspect and audit them and shall furnish to Buyer a copy of all documents and information concerning the properties and affairs of Company, the Business, Stock or the Assets as Buyer may request. If any such books, records and materials are in the custody of third parties, Company and Shareholders shall direct such third parties to promptly provide them to Buyer. Copies of documents furnished to Buyer by Company and Shareholders will be returned by Buyer upon request if the transaction is not consummated. Company and Shareholders shall provide Buyer promptly with interim financial statements of Company and any other management reports, as and when they are available.

         (2) Following the Closing, Shareholders shall permit Buyer and its representatives (including, without limitation, its counsel and auditors), to have access to, and examine and make copies of, any books and records relating to the Business, Stock or Assets which Shareholders are required by law to retain, if any, and which relate to transactions or events occurring prior to the Closing. For a period of five years after the

Closing, Shareholders agree that, prior to the destruction or disposition of any such books or records, Shareholders shall provide not less than forty-five (45) days', nor more than ninety (90) days', prior written notice to Buyer of such proposed destruction or disposal. If Buyer desires to obtain any such documents or records, it may do so by notifying Shareholders in writing at any time prior to the date scheduled for such destruction or disposal. In such event, Shareholders shall not destroy such documents or records and the parties shall then promptly arrange for the delivery of such documents or records to Buyer, its successors or assigns. All out-of-pocket costs associated with the delivery of the requested documents or records shall be paid by Buyer.

         (3) After Closing, Shareholders shall make the books and records of Company retained by Shareholders, if any, available to Buyer (and, without limitation, to Buyer's auditors and other agents) and shall otherwise cooperate with Buyer in order to permit Buyer to conduct an audit of Company's financial statements for any period prior to Closing not already audited. Shareholders agree to cooperate with Buyer in Buyer's preparation of financial statements relating to such periods and Buyer's filing in a timely manner of registration statements, private placement memoranda and periodic reports, if any, pursuant to any applicable federal or state securities law.

     6.4 Medicare and Medicaid Reporting. Until the Closing, Company shall have timely filed or caused to be filed all reports and claims of every kind, nature or description, required by law or by written or oral contract to be filed with respect to the purchase of services by third-party payors, including, but not limited to, Medicare, Medicaid and Blue Cross. Company has paid or will pay all liabilities for contracted adjustments, discounts, refunds and other offsets in connection with the filing of such reports and claims through the date of Closing.

     6.5 Preserve Accuracy of Representations and Warranties. Shareholders and Company shall refrain from taking any action which would render any representation and warranty contained in Article IV hereof untrue, inaccurate or misleading as of Closing. Each of the Shareholders and Company will promptly notify Buyer of any lawsuit, claim, audit, investigation, administrative action or other proceeding asserted or commenced against Company or its directors, officers, or Shareholders, that may involve or relate in any way to Company, the Assets, Stock, Shareholders or the operation of the Business. Each of the Shareholders and Company shall promptly notify Buyer of any facts or circumstances that come to its attention and that cause, or through the passage of time may cause, any of Shareholders' or Company's representations, warranties or covenants to be untrue or misleading at any time from the date hereof to Closing.

     6.6 Maintain Books and Accounting Practices. From the date hereof until the Closing, Company shall maintain its books of account in the usual, regular and ordinary manner on a basis consistent with prior years and shall make no change in its accounting methods or practices.

     6.7 Indebtedness; Liens. Other than in the ordinary course of business as reflected in the Financial Statements, from the Effective Date until the Closing, with respect to the Stock and Assets, including the Business and operations conducted with the Assets, Company shall not create, incur, assume, guarantee or otherwise become liable or obligated with respect to any indebtedness for borrowed money, nor make any loan or advance to, or any investment in, any person or entity, nor create any lien, security interest, mortgage, right or other encumbrance in any of the Assets, without Buyer's prior written approval. At Closing, the Assets will be free and clear of all mortgages, security interests, liens, leases, covenants, assessments, easements, options, rights of first refusal, restrictions, reservations, defects in title, encroachments or other encumbrances, except as set forth in those Leases and Contracts which are to be retained by Company, except such as are not material in amount, arise in and are customarily discharged in the ordinary course of business and do not interfere with the continued possession and use of the Assets, and Company shall deliver to Buyer such releases, U.C.C. termination statements and other documents as Buyer may, prior to Closing, specify and reasonably request to evidence the same.

     6.8 Compliance with Laws and Regulatory Consents. From the date hereof until the Closing, (a) Company shall comply with all applicable statutes, laws, ordinances and regulations, (b) Company shall keep, hold and maintain all certificates, certificates of need, certificates of exemption, accreditations, participation, licenses, and other permits necessary for the business and operation of the Assets, (c) Shareholders and Company shall use their reasonable efforts to cooperate fully with Buyer and to assist Buyer, at Buyer's expense, to obtain all consents, approvals, exemptions and authorizations of third parties, whether governmental or private, necessary to consummate the transactions contemplated by this Agreement, and (d) Shareholders and Company shall make and cause to be made all filings and give and cause to be given all notices which may be necessary or desirable on their part under all applicable laws and under their respective contracts, agreements and commitments in order to consummate the transactions contemplated by this Agreement.

     6.9 Maintain Insurance Coverage. From the date hereof until the Closing, Company shall maintain and cause to be maintained in full force and effect the existing insurance on the Assets and the operations of the Business and shall provide at Closing written evidence satisfactory to Buyer that such insurance continues to be in effect, that all premiums due have been paid, and that Buyer has been named additional insured since the Effective Date.

     6.10 No Sale, Merger or Consolidation. From the date hereof until the Closing, Shareholders shall not sell, pledge or transfer any of the Stock, and Company shall not sell all or substantially all of the Assets, or merge or consolidate with any other entity; neither shall solicit any inquiries, proposals or offers relating to any such transactions; and each such party shall promptly notify the Buyer orally, and confirm in writing, of all relevant details relating to inquiries, proposals or offers which either may receive relating to any of the matters referred to in this paragraph.

     6.11 Guarantors and Sureties. Company and Buyer shall replace such of the Shareholders, if any, who are guarantors or sureties with respect to any obligation of the Company which is a Continuing Liability and, until such replacement, shall jointly and severally indemnify and hold harmless such guarantors and sureties from all liability, cost or expense arising out of such status.


                              ARTICLE VII. CLOSING

     7.1 Closing. If all of the conditions to Closing set forth in Articles VIII and IX hereof are satisfied, then the Closing shall occur on or by January 31,1997 at the offices of Berman, Berkley & Lasky, San Francisco, California, or at such other time or place as the parties may mutually agree (the "Closing"). Upon consummation, the Closing shall be deemed to be effective and the transfer of the Assets shall be deemed to have occurred, as of 12:01 a.m. local time on January 1, 1997 (the "Effective Date"). In the event that Closing has not occurred by January 31, 1997, then any party not in default hereunder may terminate this Agreement without further obligation.

     7.2 Shareholders' Representative. Each of the Shareholders and Optionees hereby appoints Daniel W. Alger and A.J. Caffereta, III (the "Shareholder Representatives"), or either of them severally, with full power of substitution, as their attorneys in fact to represent them at the Closing, to execute and deliver on their behalf the Assignment and Assumption Agreement and such other instruments as may be necessary or proper to complete the sale contemplated by this Agreement, to collect the proceeds of sale payable hereunder, to pay all legal fees, brokerage commissions and other expenses of sale, to establish reasonable reserves of not more than Fifty Thousand and No/100 Dollars ($50,000.00) for not more than One Hundred Eighty (180) days from Closing, to disburse the net proceeds of sale hereunder to the various Shareholders and Optionees and to negotiate and settle with the Company and Buyer all post-Closing claims, disputes and controversies of any nature. Shareholders and Optionees hereby agree to hold harmless Buyer and Parent for their reliance upon this Section 7.2 and for any action or omission on the part of the Shareholder Representatives.

          ARTICLE VIII. COMPANY'S AND SHAREHOLDERS' CONDITIONS TO CLOSE

     The obligations of Company and Shareholders under this Agreement are subject to the satisfaction on or prior to Closing, of the following conditions (which may be waived in writing by Company or Shareholders, in whole or in part):

     8.1 Representations and Warranties True at Closing; Compliance with Agreement. The representations and warranties of Buyer and Parent contained in this Agreement and in any certificate or document delivered pursuant hereto shall be deemed to have been made again at the Closing and shall then be true in all respects. Buyer and Parent shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be complied with or performed by them prior to or at Closing.

     8.2 No Action/Proceeding. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transaction herein contemplated, and no governmental agency or body or other entity shall have taken any other action or made any request of Company, Shareholders or Buyer as a result of which Company or Shareholders reasonably and in good faith deem that to proceed with the transactions hereunder may constitute a violation of law.

     8.3 Order Prohibiting Transaction. No order shall have been entered in any action or proceeding before any court or governmental agency, and no preliminary or permanent injunction by any court shall have been issued which would have the effect of (a) making the transactions contemplated by this Agreement illegal, or
(b) otherwise preventing consummation of such transactions. There shall have been no United States federal or state statute, rule or regulations enacted or promulgated after the date of this Agreement that would reasonably, directly or indirectly, result in any of the consequences referred to in this paragraph.

     8.4 [Reserved].

     8.5 Employment Agreements. Buyer and each of Joyce Alger and Gary Louie shall execute and deliver to Seller an Employment Agreement in the form attached hereto as Exhibit 8.5.


                     ARTICLE IX. BUYER'S CONDITIONS TO CLOSE

     The obligations of Buyer and Parent under this Agreement are subject to the satisfaction, on or prior to Closing, of the following conditions (which may be waived in writing by Buyer, in whole or in part):

     9.1 Representations and Warranties True at Closing; Compliance with Agreement. The representations and warranties of Shareholders and Company contained in this Agreement (including the Exhibits hereto) and in any certificate or document delivered pursuant hereto shall be deemed to have been made again at the Closing and shall then be true in all material respects. Company and Shareholders shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by them prior to or at Closing in all material respects.

     9.2 Regulatory Approvals. Buyer shall have obtained (a) certification for participation in the Medicaid Programs of the states where the Business is conducted, (b) certification from the appropriate agency of the federal government for participation in the federal Medicare Program, and (c) all other consents, licenses, permits, approvals, provider contracts or determinations necessary in the judgment of Buyer to acquire the Stock and operate the Assets and Business as contemplated hereunder.

     9.3 No Action/Proceeding. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transaction herein contemplated, and no governmental agency or body or other entity shall have taken any other action or made any request of Company, Shareholders or Buyer as a result of which Buyer reasonably and in good faith deems that to proceed with the transactions hereunder may constitute a violation of law.

     9.4 Inspection of Assets; U.C.C. Searches, etc. Buyer and its representatives shall have had and continue to have reasonable rights of inspection of the Business in connection with Buyer's due diligence review, and the results of Buyer's inspection and due diligence review shall be acceptable to it.

     9.5 Order Prohibiting Transaction. No order shall have been entered in any action or proceeding before any court or governmental agency, and no preliminary or permanent injunction by any court shall have been issued which would have the effect of (a) making the transactions contemplated by this Agreement illegal,
(b) otherwise preventing consummation of such transactions, or (c) imposing material limitations on the ability of Buyer effectively to acquire and hold the Stock or Assets, to operate the Business, or, in any case, to exercise rights of ownership pursuant thereto. There shall have been no federal or state statute, rule or regulations enacted or promulgated after the date of this Agreement that would reasonably result, directly or indirectly, in any of the consequences referred to in this paragraph.

     9.6 [Reserved.]

     9.7 Non-Competition Agreement. Dan Alger shall execute and deliver to Buyer a Non-Competition Agreement in the form attached hereto as Exhibit 8.5.

     9.8 Employment Agreements. Buyer and each of Joyce Alger and Gary Louie shall have entered into an employment agreement in the form attached hereto as
Exhibit 8.6.

     9.9 Stock Value; Operating Targets. As of the date of Closing and after giving credit to the Company for Twenty Nine Thousand and No/100 Dollars ($29,000.00) of option exercise price as if paid by Optionees, Shareholders' equity shall be no less than Nine Hundred Forty-Six Thousand Dollars ($946,000.00). For the nine (9) month period ended at October 31, 1996: (a) the Company's earnings before interest, taxes and depreciation and the add back of non-operating expenses shall have been no less than Two Hundred Sixty-One Thousand Dollars ($261,000.00); (b) the Company's net revenues shall have been no less than Six Million Three Hundred Seventy-Five Thousand Dollars ($6,375,000.00) including revenue not in excess of One Million Six Hundred Thousand Dollars ($1,600,000.00) from beds under contract with Integrated Health Services, Inc. or any of its affiliates ("IHS"); and (c) the Company incurred no less than Four Hundred Thousand ($400,000.00) in non-operating or redundant expenses.

     9.10 Beds Under Contract. As of the date of Closing, the Company shall serve, pursuant to binding written contracts, a minimum of Three Thousand Five Hundred (3,500) beds, including beds under contract with IHS not in excess of Seven Hundred and Twenty-Five (725).

     9.11 Third Party Consents; Releases. Shareholders and Company shall provide to the Buyer all third party consents, releases and authorizations believed by Buyer to be necessary or advisable for the legal and proper consummation of all agreements and transactions contemplated within this Agreement, each in form and substance acceptable to Buyer other than consents referred to in Section 6.8 above.


          ARTICLE X. OBLIGATIONS OF COMPANY AND SHAREHOLDERS AT CLOSING

     At Closing, Company and Shareholders shall deliver or cause to be delivered to Buyer the following in form and substance reasonably satisfactory to Buyer:

     10.1 Documents Relating to Title. Shareholders shall execute, acknowledge, deliver and cause to be executed, acknowledged and delivered to Buyer:

          (1) Stock certificates, registered in the name of the Shareholders, duly endorsed by Shareholders or with stock powers attached, representing all of the Stock.

          (2) The resignation of each member of the Board of Directors and each officer of Company effective as of the Closing.

     10.2 Possession. Company shall deliver to Buyer full possession and control of the Stock, Business and Assets.

     10.3 Opinion of Counsel. Shareholders shall deliver to Buyer the favorable opinion of counsel for Shareholders and Company, dated as of Closing, in the form attached hereto as Exhibit 10.3.

     10.4 Corporate Good Standing and Corporate Resolution. Shareholders shall deliver to Buyer certificates of good standing from the Secretary of State of Company's state of organization, and from each jurisdiction in which Company is qualified to do business, certified copies of the Bylaws and charter of Company, and a certified copy of the resolutions of the Board of Directors and Shareholders of Company authorizing the execution, delivery and consummation of this Agreement and the execution, delivery and consummation of all other agreements and documents executed in connection herewith by them, including all assumption agreements and other instruments required hereunder, sufficient in form and content to meet the requirements of the law of the State of Company's incorporation relevant to such transactions and certified by officers of Company to be validly adopted and in full force and effect and unamended as of Closing.

     10.5 [Reserved].

     10.6 Third Party Consents. Shareholders shall deliver to Buyer all consents, estoppels, approvals, releases, filings and authorizations of third parties that Buyer believes are necessary or advisable for the legal and proper sale and delivery of the Stock.

     10.7 Releases. Shareholders shall deliver to Buyer executed releases of all mortgages, security interests, liens, pledges, restrictions or other encumbrances on or applicable to the Stock or Assets.

     10.8 Additionally Requested Documents; Post-Closing Assistance. At the reasonable request of Buyer at Closing and at any time or from time to time thereafter, Shareholders shall cooperate with Buyer to put Buyer in actual possession and operating control of the Stock, Company, Business and Assets, execute and deliver such further instruments of sale, conveyance, transfer and assignment, as Buyer may reasonably request in order to effectively sell, convey, transfer and assign the same to Buyer, to execute and deliver such further instruments and to take such other actions as Buyer may reasonably request to release Buyer and Company from all obligation and liability with regard to any obligation or liability retained or assumed by Shareholders, and to execute and deliver such further instruments and to cooperate with Buyer as Buyer may reasonably request or to enable Buyer and Company to obtain all necessary health care or regulatory certifications, approvals, consents and licenses, accreditation or permits.

     10.9 Confidentiality, Non-Competition and Employment Agreements. Shareholders shall deliver to Buyer executed copies of each of the agreements described in paragraphs 9.6, 9.7 and 9.8.

     10.10 Assumption Agreement. Shareholders shall deliver to Buyer and the Company an Assumption Agreement evidencing that Shareholders shall be responsible for all obligations pertaining to past operations of the Business other than the Continuing Liabilities.


                   ARTICLE XI. OBLIGATIONS OF BUYER AT CLOSING

     At Closing, Buyer and Parent shall deliver or cause to be delivered to Shareholders the following in a form and substance reasonably satisfactory to
Shareholders:

     11.1 Purchase Price. Buyer shall pay to Shareholders the Purchase Price upon the terms specified in this Agreement.

     11.2 Corporate Good Standing and Certified Board Resolutions. Buyer shall deliver to Shareholders a certificate of good standing from the Secretary of State of Delaware, dated the most recent practical date prior to Closing, together with a certified copy of the resolutions of the Board of Directors of Buyer authorizing the execution, delivery and consummation of this Agreement and all other documents executed in connection herewith.

     11.3 [Reserved].

     11.4 Opinion of Buyer's Counsel. Buyer shall deliver to Shareholders a favorable opinion of counsel for Buyer, dated as of Closing, in the form specified in Article XII hereof.

     11.5 Employment Agreements. Buyer and each of Joyce Alger and Gary Louie shall have entered into an Employment Agreement, as described in Section 8.6.


                     ARTICLE XII. OPINION OF BUYER'S COUNSEL

     At the Closing, Buyer shall deliver to Shareholders an opinion of Harwell Howard Hyne Gabbert & Manner, P.C. dated the date of the Closing and pursuant to the Legal Opinion Accord of the ABA Section of Business Law (1991), in form and substance reasonably satisfactory to Shareholders and their counsel to the effect that:

         (1) Buyer and Parent are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and have all requisite corporate power and corporate authority to own, operate and lease their properties and assets and to carry on their businesses as now conducted.

         (2) Buyer and Parent have the corporate power and corporate authority to execute, deliver and carry out the terms of this Agreement and all documents and agreements delivered by Buyer and Parent at Closing and to consummate the transactions contemplated on the part of Buyer and Parent hereby and thereby; Buyer and Parent have taken all action required by law, and their Certificate of Incorporation and Bylaws, to authorize such execution, delivery and consummation of this Agreement, and all other agreements delivered by Buyer and Parent at Closing constitute the valid and binding obligations of Buyer and Parent enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general principles of equity.


            ARTICLE XIII. SURVIVAL OF PROVISIONS AND INDEMNIFICATION

     13.1 Survival. The covenants, obligations, representations and warranties of Buyer, Parent, Company and Shareholders contained in this Agreement, or in any certificate or document delivered pursuant to this Agreement, shall be deemed to be material and to have been relied upon by the parties hereto notwithstanding any investigation prior to the Closing, shall not be merged into any documents delivered in connection with the Closing, and shall survive the date of Closing for a period of two (2) years; provided, however, that the aforementioned two-year limitation will not apply to the representations, warranties and covenants set forth in paragraphs 4.6 (as it relates to tax, environmental or healthcare matters), 4.8, 4.9, 4.13, 4.25, 4.28 and 6.4 hereof (collectively, the "Unrestricted Items"), each of which will survive the date of Closing for the applicable statute of limitations but, except for criminal matters, in no event for a period of not more than five (5) years.

     13.2 Indemnification by Shareholders. Subject to the provisions of paragraph 13.4, Shareholders, including Optionees, shall jointly and severally promptly indemnify, defend, and hold harmless Buyer, Parent, Company and the directors, officers, stockholders, employees and agents of each against any and all losses, costs, and expenses (including reasonable cost of investigation, court costs and legal fees actually incurred) and other damages resulting from
(i) any breach by either Company or Shareholders of any of the covenants, obligations, representations or warranties or breach or untruth of any representation, warranty, fact or conclusion contained in this Agreement or any certificate or document of Company and/or Shareholders delivered pursuant to this Agreement, (ii) any liability of Company not expressly retained by Company pursuant to Paragraph 1.4 hereof, and (iii) any claim (whether or not disclosed herein) that is brought or asserted by any third party(s) against Buyer, Parent, or Company arising out of the ownership, licensing, operation or conduct of the Business or Assets or the conduct of any of

Company's employees, agents or independent contractors, relating to all periods of time prior to Effective Date, subject to the limitations of Section 13.1 above.

     13.3 Indemnification by Company, Buyer, and Parent. Subject to the provisions of paragraph 13.4, Company, Buyer, and Parent shall promptly jointly and severally indemnify, defend, and hold Shareholders harmless against any and all losses, costs, and expenses (including reasonable cost of investigation, court costs and legal fees) and other damages resulting from (i) any breach by Buyer or Parent of any of their covenants, obligations, representations or warranties or breach or untruth of any representation, warranty, fact or conclusion contained in this Agreement or any certificate or document of Buyer or Parent delivered pursuant to this Agreement, (ii) any claim which is brought or asserted by any third party(s) against Shareholders for failure to pay or perform any of the Continuing Liabilities, and (iii) subject to the other provisions of this Agreement, any claim that is brought or asserted by any third party(s) against Shareholders arising out of the ownership, licensing, operation or conduct of the Business or the conduct of any of Company's employees, agents or independent contractors, relating to periods of time subsequent to Effective Date.

     13.4 Rules Regarding Indemnification. The obligations and liabilities of each party which may be subject to indemnification liability hereunder (the "indemnifying party") to the other party (the "indemnified party") shall be subject to the following terms and conditions:

          (1) Claims by Non-parties. The indemnified party shall give written notice within a reasonably prompt period of time to the indemnifying party of any written claim by a third party which is likely to give rise to a claim by the indemnified party against the indemnifying party based on the indemnity agreements contained in this Article, stating the nature of said claim and the amount thereof, to the extent known. The indemnified party shall give notice to the indemnifying party that pursuant to the indemnity, the indemnified party is asserting against the indemnifying party a claim with respect to a potential loss from the third party claim, and such notice shall constitute the assertion of a claim for indemnity by the indemnified party. If, within thirty (30) days after receiving such notice, the indemnifying party advises the indemnified party that it will provide indemnification and assume the defense at its expense, then so long as such defense is being conducted, the indemnified party shall not settle or admit liability with respect to the claim and shall afford to the indemnifying party and defending counsel reasonable assistance in defending against the claim. If the indemnifying party assumes the defense, counsel shall be selected by such party and if the indemnified party then retains its own counsel, it shall do so at its own expense. In no circumstances shall an indemnifying party be liable for the fees and expenses of more than one firm of lawyers, notwithstanding multiple indemnified parties and conflicts of interest. If the indemnified party does not receive a written objection to the notice from the indemnifying party within thirty (30) days after the indemnifying party's receipt of such notice, the claim for indemnity shall be conclusively presumed to have been assented to and approved, and in such case the indemnified party may control the defense of the matter or case and, at its sole discretion, settle or admit liability. If within the aforesaid thirty (30) day period the indemnified party shall have received written objection to a claim (which written objection shall briefly describe the basis of the objection to the claim or the amount thereof, all in good faith), then for a period of ten (10) days after receipt of such objection the parties shall attempt to settle the dispute as between the indemnified and indemnifying parties.

          (2) Claims by a Party. The determination of a claim asserted by a party hereunder (other than as set forth in subparagraph (1) above) pursuant to this Article shall be made as follows: The indemnified party shall give written notice within a reasonably prompt period of time to the indemnifying party of any claim by the indemnified party which has not been made pursuant to subparagraph (1) above, stating the nature and basis of such claim and the amount thereof, to the extent known. The claim shall be deemed to have resulted in a determination in favor of the indemnified party and to have resulted in a liability of the indemnifying party in an amount equal to the amount of such claim estimated pursuant to this paragraph if within forty-five (45) days after the indemnifying party's receipt of the claim the indemnified party shall not have received written objection to the claim. In such event, the claim shall be conclusively presumed to have been assented to and approved. If within the aforesaid forty-five (45) day period the indemnified party shall have received written objection to a claim (which written objection shall briefly describe the basis of the objection to the claim or the amount thereof, all in good faith), then for a period of sixty (60) days after receipt of such objection the parties shall attempt to settle the disputed claim as between the indemnified and indemnifying parties.

          (3) Claims by a Straddle Patient. Any claim by a patient relating to professional negligence or similar matters involving a patient served both prior to the Effective Date and subsequent to the Effective Date will be the responsibility of either Buyer or Shareholders in accordance with the following guidelines: (i) if it is a claim in which the incident giving rise to liability clearly arose prior to the Effective Date, Shareholders shall jointly and severally respond to the loss and defense expenses; (ii) subject to the other provisions of this Agreement, if it is a claim in which the incident giving rise to liability clearly arose on or after the Effective Date, Buyer shall respond to the loss and defense expenses; and (iii) in the event that the incident giving rise to liability as to time is not clear, Shareholders and Buyer will jointly defend the case and each will fully cooperate with the other in such defense. Once the case is closed, Buyer and Shareholders shall agree to the allocation of both indemnity and expenses.

          (4) Limitation on Claims. The obligations of each of the Shareholders under this Agreement shall not exceed the amounts received by such Shareholder as Purchase Price and, if applicable, as consideration for those certain Non-Competition Agreements referenced in paragraph 8.5 and 9.7 hereof. As to a claim by the Buyer or Company against Shareholders, all claims by the Buyer and Company against Shareholders will be first satisfied by offsetting the principal amount and any interest due thereunder of those of the Debentures which are held by Shareholders, the signatures of the Shareholders on this Agreement serving as evidence of the consent to such offsets, provided however that the Shareholders shall in no event be liable for any loss, cost or expense arising from the occurrence or allocable to a time period prior to the Closing, which loss, cost or expense would be barred by an applicable statute of limitations but for a waiver by the Company after the Closing of such statute of limitations. The restrictions of this section shall not, however, restrict or limit in any manner the claims the Company may have against a Shareholder outside this agreement, including, but not limited to, claims for payment for services and goods provided by the Company to the Shareholder or the Shareholder's business.

          (5) Contribution among Shareholders. The several Shareholders, including Optionees, agree to contribute or reimburse one another, as the case may be, pro-rata according to their respective shareholdings (or in the case of the Optionees their respective percentages of the gross proceeds paid by the Buyer under Section 3.1 above) immediately prior to Closing, all amounts for which any one or more of them may be liable hereunder in excess of his or their pro-rata share, for any claim asserted hereunder by the Company, Buyer or, directly or indirectly, any third party, against them or any one or more of them, except for any such claim directly or entirely attributable to a particular Shareholder arising out of an act or omission of such Shareholder after Closing or arising out of the failure of a Shareholder or any business enterprise controlled by the Shareholder to pay any receivable owing to the Company. All disputes concerning the obligations of the several Shareholders to contribute or reimburse hereunder shall be determined in arbitration in San Francisco, California but as otherwise provided herein.


                      ARTICLE XIV. PRESERVATION OF BUSINESS
                           AND NONCOMPETE RESTRICTIONS

     14.1 Covenant Not to Compete. Shareholders hereby covenant and agree with Buyer that, during the NON-COMPETE PERIOD (as such term is defined herein), within the NON-COMPETE AREA (as such term is defined herein), and with respect to the NON-COMPETE BUSINESS (as such term is defined herein), no Shareholders shall directly or indirectly, (a) acquire, lease, manage, consult for, serve as agent or subcontractor for, finance, invest in, own any part of or exercise management control over any Non-Compete Business as of the Closing, or (b) solicit for employment or employ any person who at Closing or thereafter became an employee of Buyer, Company or an affiliate unless such person is not so employed for at least six (6) months, or (c) with respect to any customer, patient, physician, physician group, or healthcare provider with whom Buyer, Company and/or an Affiliate contracts with in connection with the Non-Compete Business, either solicit the same in a manner which could adversely affect Buyer, Company or an Affiliate, or make statements to the same which disparage Buyer, Company, an Affiliate or their respective operations in any way. The "Non-Compete Period" shall commence at the Closing and terminate on the second anniversary thereof. The "Non-Compete Area" shall mean the counties of Northern California in which, for the one calendar year period prior to Closing, Company has had repeat Non-Compete Business. The term "Non-Compete

Business" shall mean institutional sales of pharmaceutical products by the Company. Ownership of less than five percent (5%) of the stock of a publicly held company shall not be deemed a breach of this covenant.

     14.2 Enforceability. Notwithstanding the provisions herein for the determination of disputes in arbitration, in the event of a breach of paragraph 14.1, Shareholders recognize that monetary damages shall be inadequate to compensate Buyer and Company, and Buyer and Company shall be entitled, without the posting of a bond or similar security and notwithstanding the arbitration provisions contained in Article XIII, to an injunction restraining such breach, with the costs (including attorney's fees) of securing such injunction to be borne by the breaching Shareholder(s). Nothing contained herein shall be construed as prohibiting Buyer or Company from pursuing any other remedy available to either for such breach or threatened breach. All parties hereby acknowledge the necessity of protection against the competition of Shareholders and that the nature and scope of such protection has been carefully considered by the parties. The period provided and the area covered are expressly represented and agreed to be fair, reasonable and necessary. The consideration provided for herein is deemed to be sufficient and adequate to compensate Shareholders for agreeing to the restrictions contained in paragraph 14.1. If, however, any court determines that the forgoing restrictions are not reasonable, such restrictions shall be modified, rewritten or interpreted to include as much of their nature and scope as will render them enforceable. In addition, Shareholders receiving less than $50,000 for selling their shares to the Company cshall not be barred by provisions of this Article XIV from working for a competing business in a non-managerial position.


                             ARTICLE XV. ARBITRATION

     15.1 Arbitration. Any and all disputes hereunder or concerning the judicial interpretation hereof or with respect to the transactions contemplated herein, shall be finally determined in binding Arbitration before a single arbitrator under the then rules of the American Arbitration Association and any award in such arbitration may be entered in and enforced by any court having jurisdiction. It is the intention of the parties to arbitrate and the Federal Arbitration Act shall pre-empt any local law with respect to the obligation to arbitrate.

     15.2 Third Party Claims. Notwithstanding the terms of the foregoing paragraph 15.1, where any disputed matter concerns the liability of a party hereto to indemnify or to be indemnified on account of a claim initiated by a third party not a party to this Agreement and pending in any court, then such matter shall be determined judicially.

     15.3 Venue. Any Arbitration hereunder shall be conducted in San Francisco, California, if initiated by Company or Buyer against the Shareholders or any of them; and, in Dallas, Texas, if initiated by the Shareholders or any of them against Company or Buyer.

     15.4 Power of Arbitrator. The Arbitrator shall have no power or authority to award consequential, statutory or punitive damages, or to assess interest on any award.

     15.5 Costs and Expenses. In the event any party hereto incurs reasonable legal expenses to enforce or interpret any provision of this Agreement, the prevailing party will be entitled to recover such legal expenses, including, without limitation, attorney's fees, costs and disbursements, in addition to any other relief to which such party shall be entitled.


                           ARTICLE XVI. MISCELLANEOUS

     16.1 Assignment. Following Closing, Buyer and Company may freely assign any or all of their respective rights or delegate any or all of their respective obligations under this Agreement without the express written consent of Shareholders. Shareholders may not assign any rights or delegate any obligations under this Agreement without the prior written consent of Buyer, and any prohibited assignment or delegation will be null and void.

     16.2 Other Expenses. Except as otherwise provided in this Agreement, Shareholders shall pay all of their and Company's expenses in connection with the negotiation, execution, and implementation of the transactions contemplated under this Agreement and Buyer shall pay all of its expenses in connection with the negotiation, execution, and implementation of the transactions contemplated under this Agreement. All sales and use taxes, recording fees and transfer taxes incurred in connection under the transactions contemplated within this Agreement shall be prorated as of the Effective Date between the Shareholders and Buyer respectively, such that the Shareholders pay all such taxes with respect to the Business up to the Effective Date, and the Buyer pays all such amounts thereafter. Shareholders represent that, with respect to the laws of the State of California, ad valorem or similar taxes are not applicable to the transactions contemplated hereunder, and that Shareholders shall indemnify Company and Buyer for any costs incurred from circumstances to the contrary.

     16.3 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given: (a) if delivered personally or sent by facsimile, on the date received, (b) if delivered by overnight courier, on the day after mailing, and (c) if mailed, five days after mailing with postage prepaid. Any such notice shall be sent as follows:

                  To Shareholders following Closing:

                  Daniel Alger
                  3 Crow Canyon Court
                  San Ramon, California 94583
                  with a copy to:

                  A.J. Caffereta, III
                  36341 Shelly Court
                  Fremont, California 94560

                  To the Buyer, Parent, and after Closing to the Company:

                  Capstone Pharmacy Services, Inc.
                  9901 East Valley Ranch Parkway, Suite 3001
                  Irving, Texas  75063
                  Attn: R.  Dirk Allison, Chief Executive Officer

                  with a copy to:

                  Mark Manner, Esq.
                  Harwell Howard Hyne Gabbert & Manner, P.C.
                  1800 First American Center
                  315 Deaderick Street
                  Nashville, Tennessee  37238-1800

     16.4 Confidentiality; Prohibition on Trading. Buyer and Shareholders or their authorized representatives shall agree in advance to any press release or other disclosure of the details of the transactions contemplated by this Agreement, and, otherwise all parties to this Agreement agree to maintain the confidentiality of such transactions unless disclosure is required by law. Shareholders, Company and their affiliates agree not to trade in the securities of Buyer or its affiliates based upon any nonpublic information.

     16.5 Controlling Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Delaware, without giving effect to provisions thereof regarding conflict of laws, and all questions concerning its validity, construction and administration shall be determined in accordance thereby.

     16.6 Headings. Any table of contents and paragraph headings in this Agreement are for convenience of reference only and shall not be considered or referred to in resolving questions of interpretation.

     16.7 Benefit. Subject to paragraph 15.1, this Agreement shall be binding upon and shall inure to the exclusive benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. This Agreement is not intended to, nor shall it, create any rights in any other party.

     16.8 Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

Further, there shall be automatically substituted for such invalid or unenforceable provision a provision as similar as possible which is valid and enforceable.

     16.9 Waiver. Neither the failure nor any delay on the part of any party hereto in exercising any rights, power or remedy hereunder shall operate as a waiver thereof, or of any other right, power or remedy; nor shall any single or partial exercise of any right, power or remedy preclude any further or other exercise thereof, or the exercise of any other right, power or remedy. No waiver of any of the provisions of this Agreement shall be void unless it is in writing and signed by the party against which it is sought to be enforced.

     16.10 Counterparts. This Agreement may be executed simultaneously in two or more counterparts each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

     16.11 Interpretation; Knowledge. All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or entity, or the context, may require. Further, it is acknowledged by the parties that this Agreement has undergone several drafts with the negotiated suggestions of both; and, therefore, no presumptions shall arise favoring either party by virtue of the authorship of any of its provisions or the changes made through revisions. Whenever in this Agreement the term "to the best knowledge of Company or Shareholders" or the like is used, Company and Shareholders shall each be deemed to have the knowledge of Company's officers, directors, Shareholders and employees, and of its Affiliates; and Company and Shareholders shall each be under a duty of due inquiry.

     16.12 Entire Agreement. This Agreement, including the Exhibits and Attachments hereto, constitutes the entire agreement between the parties hereto with regard to the matters contained herein and it is understood and agreed that all previous undertakings, negotiations, letter of intent and agreements between the parties are merged herein. This Agreement may not be modified orally, but only by an agreement in writing signed by Buyer, Company and Shareholders.

     16.13 Further Assurance of Shareholders After Closing. Subsequent to the Closing, Shareholders shall from time to time, at Buyer's request, execute and deliver such other instruments of conveyance and transfer, and take such other action as Buyer may request, in order to more effectively sell, transfer, assign and deliver and vest in Buyer and Company, as the case may be, the benefits of, title to and possession of the Stock and Assets.

     16.14 NON-APPLICABILITY OF ARTICLE XIV. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, STEVE STANGE ("STANGE") SHALL NOT BE SUBJECT TO ANY OF THE RESTRICTIONS OF ARTICLE XIV (PRESERVATION OF BUSINESS AND NONCOMPETE RESTRICTIONS) OF THIS AGREEMENT OR ANY OTHER RESTRICTION OR LIMITATION OF ANY KIND WITH RESPECT TO COMPETITION WITH, OR SOLICITATION OF THE CUSTOMERS OF, THE COMPANY, BUYER OR CAPSTONE, OR THE PRESERVATION OF CONFIDENTIAL OR PROPRIETARY INFORMATION.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                     "COMPANY":

                                     ALGER HEALTH SERVICES, INC.


                                     By:_____________________________________

                                     Title:__________________________________


                                     "BUYER":

                                     INSTITUTIONAL PHARMACY SERVICES, INC.


                                     By:_____________________________________

                                     Title:__________________________________


                                    "PARENT":

                                     CAPSTONE PHARMACY SERVICES, INC.


                                     By:_____________________________________

                                     Title:__________________________________


                                     "SHAREHOLDERS":

                                     [see subsequent signature pages with
                                     acknowledgments]

                                       ______________________________________
                                       Joyce Alger

STATE OF CALIFORNIA       )
COUNTY OF ________________)

     On and before me, ____________________, personally appeared ____________
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument. Witness my hand and official seal, this ____ day of _____________, 199_.


                                       ______________________________________
                                       Notary Public

My Commission Expires:

_____________________________

                                       ______________________________________
                                       Richard Azevedo

STATE OF CALIFORNIA        )
COUNTY OF _________________)

     On and before me, ____________________, personally appeared ____________
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument. Witness my hand and official seal, this ____ day of _____________, 199_.


                                       ______________________________________
                                       Notary Public

My Commission Expires:

_____________________________

                                       ______________________________________
                                       D.V. Callaway

STATE OF CALIFORNIA         )
COUNTY OF __________________)

     On and before me, ____________________, personally appeared ____________
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument. Witness my hand and official seal, this ____ day of _____________, 199_.

                                       _______________________________________
                                       Notary Public
My Commission Expires:

_____________________________

                                       ______________________________________
                                       Lowell E.  Callaway

STATE OF CALIFORNIA           )
COUNTY OF ____________________)

     On and before me, ____________________, personally appeared ____________
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument. Witness my hand and official seal, this ____ day of _____________, 199_.


                                       ______________________________________
                                       Notary Public

My Commission Expires:

_____________________________

                                       _______________________________________
                                       Don Huhn, Inc.

                                       By:____________________________________

                                       Title:_________________________________

STATE OF CALIFORNIA         )
COUNTY OF __________________)

     On and before me, ____________________, personally appeared ____________
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument. Witness my hand and official seal, this ____ day of _____________, 199_.

                                       _______________________________________
                                       Notary Public

My Commission Expires:

_____________________________

                                       _______________________________________
                                       Sandra Grimes

STATE OF CALIFORNIA        )
COUNTY OF _________________)

     On and before me, ____________________, personally appeared ____________
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument. Witness my hand and official seal, this ____ day of _____________, 199_.


                                       _______________________________________
                                       Notary Public

My Commission Expires:

_____________________________

                                       _______________________________________
                                       Health Accounting Services

                                       By:____________________________________

                                       Title:_________________________________


STATE OF CALIFORNIA          )
COUNTY OF ___________________)

     On and before me, ____________________, personally appeared ____________
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument. Witness my hand and official seal, this ____ day of _____________, 199_.


                                       _______________________________________
                                       Notary Public

My Commission Expires:

_____________________________

                                       _______________________________________
                                       Independent Quality Care

                                       By:____________________________________

                                       Title:_________________________________

STATE OF CALIFORNIA            )
COUNTY OF _____________________)

     On and before me, ____________________, personally appeared ____________
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument. Witness my hand and official seal, this ____ day of _____________, 199_.


                                       _______________________________________
                                       Notary Public

My Commission Expires:

_____________________________

                                       _______________________________________
                                       Ben Jakobovits

STATE OF CALIFORNIA        )
COUNTY OF _________________)

     On and before me, ____________________, personally appeared ____________
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument. Witness my hand and official seal, this ____ day of _____________, 199_.


                                       _______________________________________
                                       Notary Public

My Commission Expires:

_____________________________

                                       _______________________________________
                                       Betty Jakobovits

STATE OF CALIFORNIA          )
COUNTY OF ___________________)

     On and before me, ____________________, personally appeared ____________
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument. Witness my hand and official seal, this ____ day of _____________, 199_.


                                       _______________________________________
                                       Notary Public

My Commission Expires:

_____________________________

                                       _______________________________________
                                       Gary A. Louie

STATE OF CALIFORNIA          )
COUNTY OF ___________________)

     On and before me, ____________________, personally appeared ____________
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument. Witness my hand and official seal, this ____ day of _____________, 199_.


                                       _______________________________________
                                       Notary Public

My Commission Expires:

_____________________________

                                       _______________________________________
                                       Steven A.  Louie

STATE OF CALIFORNIA          )
COUNTY OF ___________________)

     On and before me, _____________________, personally appeared ___________
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument. Witness my hand and official seal, this ____ day of _____________, 199_.


                                       _______________________________________
                                       Notary Public

My Commission Expires:

_____________________________

                                       _______________________________________
                                       Harold Mathis

STATE OF CALIFORNIA            )
COUNTY OF _____________________)

     On and before me, _____________________, personally appeared ___________
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument. Witness my hand and official seal, this ____ day of _____________, 199_.


                                       _______________________________________
                                       Notary Public

My Commission Expires:

_____________________________

                                       _______________________________________
                                       Gregory Nazareno

STATE OF CALIFORNIA           )
COUNTY OF ____________________)

     On and before me, _____________________, personally appeared ___________
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument. Witness my hand and official seal, this ____ day of _____________, 199_.


                                       _______________________________________
                                       Notary Public

My Commission Expires:

_____________________________

                                       _______________________________________
                                       Mary F. Ross

STATE OF CALIFORNIA          )
COUNTY OF ___________________)

     On and before me, _____________________, personally appeared ___________
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument. Witness my hand and official seal, this ____ day of _____________, 199_.


                                       _______________________________________
                                       Notary Public

My Commission Expires:

_____________________________

                                       _______________________________________
                                       Steve Stange

STATE OF CALIFORNIA          )
COUNTY OF ___________________)

     On and before me, _____________________, personally appeared ___________
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument. Witness my hand and official seal, this ____ day of _____________, 199_.


                                       _______________________________________
                                       Notary Public

My Commission Expires:

_____________________________

                                       _______________________________________
                                       Ralph N.  Tisdial

STATE OF CALIFORNIA            )
COUNTY OF _____________________)

     On and before me, _____________________, personally appeared ____________
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument. Witness my hand and official seal, this ____ day of _____________, 199_.


                                       _______________________________________
                                       Notary Public

My Commission Expires:

_____________________________

                                       _______________________________________
                                       Sharon Vandagriff

STATE OF CALIFORNIA           )
COUNTY OF ____________________)

     On and before me, _____________________, personally appeared ___________
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument. Witness my hand and official seal, this ____ day of _____________, 199_.


                                       _______________________________________
                                       Notary Public

My Commission Expires:

_____________________________

                                       _______________________________________
                                       Lorena Vigil


STATE OF CALIFORNIA          )
COUNTY OF ___________________)

     On and before me, ______________________, personally appeared ___________
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument. Witness my hand and official seal, this ____ day of _____________, 199_.


                                       _______________________________________
                                       Notary Public

My Commission Expires:

_____________________________

                                       _______________________________________
                                       Mary Welch


STATE OF CALIFORNIA         )
COUNTY OF __________________)

     On and before me, _____________________, personally appeared ___________
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument. Witness my hand and official seal, this ____ day of _____________, 199_.


                                       _______________________________________
                                       Notary Public

My Commission Expires:

_____________________________

                                       _______________________________________
                                       Mira J. Zeffren


STATE OF CALIFORNIA          )
COUNTY OF ___________________)

     On and before me, _____________________, personally appeared ___________
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument. Witness my hand and official seal, this ____ day of _____________, 199_.


                                       _______________________________________
                                       Notary Public

My Commission Expires:

_____________________________

                                       _______________________________________
                                       Judith Cooper


STATE OF CALIFORNIA          )
COUNTY OF ___________________)

     On and before me, _____________________, personally appeared ___________
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument. Witness my hand and official seal, this ____ day of _____________, 199_.


                                       _______________________________________
                                       Notary Public

My Commission Expires:

_____________________________

                                       _______________________________________
                                       Elisa Guevara

STATE OF CALIFORNIA           )
COUNTY OF ____________________)

     On and before me, _____________________, personally appeared ___________
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument. Witness my hand and official seal, this ____ day of _____________, 199_.


                                       _______________________________________
                                       Notary Public


My Commission Expires:

_____________________________

                                       _______________________________________
                                       Cheryl Heinrichson

STATE OF CALIFORNIA          )
COUNTY OF ___________________)

     On and before me, _____________________, personally appeared ___________
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument. Witness my hand and official seal, this ____ day of _____________, 199_.


                                       _______________________________________
                                       Notary Public

My Commission Expires:

_____________________________

                                       _______________________________________
                                       Armando Martinez

STATE OF CALIFORNIA           )
COUNTY OF ____________________)

     On and before me, ____________________, personally appeared ____________
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument. Witness my hand and official seal, this ____ day of _____________, 199_.


                                       _______________________________________
                                       Notary Public

My Commission Expires:

_____________________________

                                       _______________________________________
                                       Thomas Moran

STATE OF CALIFORNIA           )
COUNTY OF ____________________)

     On and before me, ____________________, personally appeared ___________
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument. Witness my hand and official seal, this ____ day of _____________, 199_.


                                       _______________________________________
                                       Notary Public

My Commission Expires:

_____________________________

                                  EXHIBIT INDEX
                           ALGER HEALTH SERVICES, INC.

         [Copies of Schedules and Exhibits to be Furnished Upon Request]

A            Type of services and products provided by the Company at each location
1.2(1)       Real Estate
1.2(2)       Equipment and Furnishings, including vehicles
1.2(5)       Bank Accounts
1.4          Continuing Liabilities
3.1          Allocation of Purchase Price
4.4          Financial Statements
4.5(4)       Bonus Payments
4.7          Employment Discrimination
4.8(1)       Licenses and Permits; Licensure Surveys; Deficiency Reports; List of Regulatory
             Bodies
4.12         List and Copies/Summaries of Leases, Agreements and Contracts [ss.4.9(1), 4.9(3),
             4.10, 4.16, 4.18]
4.14         Copies of all appraisals, mechanical and structural studies or reports or assessments, engineering plans, architectural drawings, soil studies and surveys prepared within last
             5 years.
4.15         Litigation
4.16         Employee Information
4.18         Insurance; Summary of Coverage; Pending Claims
4.24(1)      Welfare Benefit Plans
4.24(2)      Pension Benefit Plans
6.1(a)       Dividend, Distribution and payment to Shareholders and third parties
6.1(b)       Amounts paid to Independent Quality Care
8.5          Form of Non-Compete Agreement with:
             (a)  Dan Alger
8.6          Form of Employment Agreements with:
             (a)  Joyce Alger
             (b)  Gary Louie
10.3         Form of Opinion of Counsel for the Company and Shareholders